EXHIBIT 2.8

COSAN LUXEMBOURG S.A.,
as Company,

COSAN S.A.,
as Guarantor,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee, Paying Agent, Registrar and Transfer Agent,

Indenture

Dated as of January 26, 2024

___________________

7.250% Senior Notes Due 2031

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INDENTURE, dated as of January 26, 2024, among COSAN LUXEMBOURG S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 175.646, as the Company, COSAN S.A., a sociedade anônima (corporation) incorporated under the laws of the Federative Republic of Brazil, as the Guarantor, and U.S. Bank Trust Company, National Association, a national baking association organized and existing under the laws of the United States of America, as Trustee, Paying Agent, Registrar and Transfer Agent.

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Company’s 7.250% Senior Notes due 2031 (the “Notes”). All things necessary to make this Indenture a valid agreement of the Company in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

In addition, the Guarantor has duly authorized the execution and delivery of this Indenture as guarantor. All things necessary to make this Indenture a valid agreement of the Guarantor, in accordance with its terms, have been done, and the Guarantor has done all things necessary to make the Note Guarantee, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligation of the Guarantor as hereinafter provided.

WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

Article 1

DEFINITIONS AND INCORPORATION BY REFERENCE
 Section 1.01    Definitions.

“Acquired Debt” means Debt of a Person existing at the time the Person merges with or into or becomes a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Restricted Subsidiary.

“Additional Amounts” has the meaning assigned to such term in Section 3.01.

“Additional Notes” means the Company’s 7.250% Senior Notes due 2031 (other than the Initial Notes) issued after the Issue Date in accordance with Section 2.02 hereof, as part of the same series as the Initial Notes.

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“Adjusted EBITDA” means, for any period:

(1)     consolidated profit (loss) for the period plus;

(2)     finance results, net, plus;

(3)     income tax plus;

(4)     any depreciation and amortization minus;

(5)     equity in earnings of investees and joint ventures plus;

(6)     Cosan S.A.’s proportional interest in Raízen S.A.’s EBITDA and any equity pick-up in any entity holding interests in Vale S.A.

as such item is reported on the most recent consolidated financial statements delivered by the Guarantor to the Trustee and prepared in accordance with IFRS. For the avoidance of doubt, each of (i) Rumo S.A., (ii) any Persons in which Rumo S.A. has a direct or indirect interest and (iii) any equity pick up from such entities in which the Guarantor has a direct or indirect interest in Vale S.A., in each case, irrespective of whether any such Person is consolidated by the Guarantor, are included in the calculation of Adjusted EBITDA. The Guarantor’s proportional interest in Raízen S.A. and its Subsidiaries shall be included in the calculation of Adjusted EBITDA. While Adjusted EBITDA of Raízen S.A. and its Subsidiaries has been considered on a proportional interest base method, any eventual equity pick up from such entities during the same period shall be excluded, to avoid duplication.

For avoidance of doubt, in calculating Adjusted EBITDA, the Guarantor will deem any reported income/expense as a recurring item unless the item is greater than U.S.$50.0 million, in which case, the Guarantor shall make a good faith determination on an item-by-item basis as to whether it is recurring.

“Adjusted Net Debt” means, as of any date of determination:

(1)     the aggregate amount of current and non-current loans, borrowings and debentures of the Guarantor and its Restricted Subsidiaries and the Guarantor’s proportionate equity interest in Raízen S.A. and its Subsidiaries’ Net Debt, minus

(2)     the sum of consolidated cash and cash equivalents and consolidated marketable securities recorded as current and non-current assets (including (i) National Treasury Certificates - “CTNs,” acquired to guarantee loans under the Special Agricultural Financing Program and (ii) the market value of any shares of Vale S.A.), minus (plus)

(3)     any recorded asset (liability) from derivatives entered into by the Guarantor and its Restricted Subsidiaries in order to hedge its Debt denominated in foreign currencies,

in all cases determined in accordance with IFRS and as set forth in the most recent consolidated balance sheet of the Guarantor. For the avoidance of doubt, each of (i) Rumo S.A., (ii) any Persons in which Rumo S.A. has a direct or indirect interest and (iii) any equity pick up from such entities in which the Guarantor has a direct or indirect interest in Vale S.A., in each case, irrespective of whether any such Person is consolidated by the Guarantor, are included in the calculation of Adjusted Net Debt. While Adjusted Net Debt of Raízen S.A. and its Subsidiaries has been considered on a proportional interest base method, any eventual equity pick up from such entities during the same period shall be excluded, to avoid duplication.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, in each case calculated on the third Business Day immediately preceding the Redemption Date.

“Advance Transaction” means an advance from a financial institution involving either (a) a foreign exchange contract (ACC—Adiantamento sobre Contrato de Câmbio) or (b) an export contract (ACE—Adiantamento sobre Contrato de Exportação).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

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“Agent” means any Registrar, Paying Agent, Transfer Agent, Authenticating Agent or other agent hereunder, as duly appointed by the Company (or by the Trustee in the case of the Authenticating Agent).

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Law” has the meaning assigned to such term in Section 11.15.

“Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of (1) 1.0% of the principal amount of such Note on such Redemption Date and (2) the excess, if any, of (A) an amount equal to the present value at such Redemption Date of (i) the Redemption Price of such Note on June 27, 2027 (such redemption price being described in Section 3.03 exclusive of any accrued interest), plus (ii) all required remaining scheduled interest payments due on such Note (assuming that the interest rate per annum on the Notes applicable on the date on which the notice of redemption was given was in effect for the entire period) through June 27, 2027 (but excluding accrued and unpaid interest to the Redemption Date), in each case, computed by the Company using a discount rate equal to the Adjusted Treasury Rate, plus 0.500%, over (B) the principal amount of such Note on such Redemption Date. In no event shall the Trustee be responsible for calculating the Applicable Premium or any component thereof.

“Asset Sale” means any sale, lease, transfer or other disposition of any assets by the Guarantor or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(1)     a disposition to the Guarantor or a Restricted Subsidiary, including the sale or issuance by the Guarantor or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Guarantor or any Restricted Subsidiary;

(2)     a disposition by a Restricted Subsidiary to the Guarantor or another Restricted Subsidiary or by the Guarantor to a Restricted Subsidiary;

(3)     a disposition of any Equity Interests of any Restricted Subsidiary in connection with a corporate reorganization or delisting transaction involving the public shareholders of the Guarantor, provided that immediately following such disposition, the

Guarantor could Incur at least U.S.$1.00 of Debt under the Net Debt to EBITDA Ratio test set forth in Section 4.07(a);

(4)     the sale, lease, transfer or other disposition by the Guarantor or any Restricted Subsidiary in the ordinary course of business of (i) cash and Cash Equivalents, (ii) inventory, (iii) damaged, worn out or obsolete equipment or other assets, or (iv) rights granted to others pursuant to leases or licenses;

(5)     the lease of assets by the Guarantor or any of its Subsidiaries in the ordinary course of business;

(6)     the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(7)     a transaction covered by the covenant described under Article 5;

(8)     any restricted payment (including, without limitation, any dividend or distribution);

(9)     a Sale and Leaseback Transaction otherwise permitted under Section 4.10;

(10)   any issuance of Disqualified Stock otherwise permitted under Section 4.07;

(11)   the creation of a Lien not prohibited by this Indenture (but not the sale or disposition of the property subject to such Lien);

(12)   any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(13)   any disposition of assets in any fiscal year with an aggregate fair market value, taken together with all other dispositions made in reliance on this clause, not to exceed U.S.$175.0 million (or the equivalent thereof at the time of determination);

(14)   the disposition of any shares of Capital Stock of an Unrestricted Subsidiary;

(15)   the Lubricant Disposal; and

(16)   the Radar Disposal.

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“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

“Authenticating Agent” refers to the Trustee’s designee for authentication of the Notes.

“Authorized Officer” has the meaning assigned to such term in Section 11.02.

“Average Life” means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“bankruptcy default” has the meaning assigned to such term in Section 6.01.

“Board of Directors” means the board of directors or comparable governing body of the Company or the Guarantor, as applicable, or any committee thereof duly authorized to act on its behalf.

“Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary, Assistant Secretary or a director of the Company or the Guarantor, as applicable, and remains in full force and effect as of the date of its certification.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the City of New York, São Paulo or (for so long as the Company is organized under the laws of the Grand Duchy of Luxembourg) Luxembourg.

“Capital Lease” means, with respect to any Person, any lease of any Property which, in conformity with IFRS, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash Equivalents” means

(1)     Brazilian reais, U.S. Dollars, or money in other currencies received in the ordinary course of business that are readily convertible into U.S. Dollars,

(2)     any evidence of Debt with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the Federative Republic of Brazil or the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the Federative Republic of Brazil or the United States of America is pledged in support thereof,

(3)     (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the Federative Republic of Brazil or any political subdivision thereof or the United States or any state thereof having capital, surplus and undivided profits in excess of U.S.$500.0 million whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s,

(4)     repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,

(5)     commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within six months after the date of acquisition, and

(6)     money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above.

“Certificated Note” means a Note in registered individual form without interest coupons.

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“Change of Control” means:

(1)     the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Guarantor and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)), other than to one or more of the Permitted Holders and other than pursuant to (i) any such transaction in which immediately after the consummation thereof, the voting power of the Guarantor’s outstanding Voting Stock immediately prior to such consummation constitutes or is converted into or exchanged for more than 50% of the voting power of the outstanding Voting Stock of such Person or (ii) any such sale, lease, transfer or conveyance to one or more Permitted Holders or a Subsidiary of a Permitted Holder, in each case, if immediately after such transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is the “beneficial owner” (as defined in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the outstanding Voting Stock of such Permitted Holder; or

(2)     the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act)), other than one or more Permitted Holders is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Guarantor.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” or “Issuer” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Sections 4.21 and 11.10.

“Comparable Treasury Issue” means, with respect to any Redemption Date, the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to June 27, 2027 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity comparable to June 27, 2027.

“Comparable Treasury Price” means, with respect to any Redemption Date, the average of three, or such lesser number as is obtained by the Quotation Agent, Reference Treasury Dealer Quotations for such Redemption Date.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is administered, which at the date of this Indenture is located at 100 Wall Street, Suite 600, New York, New York 10005.

“Debt” means, with respect to any Person, without duplication:

(1)     all indebtedness of such Person for borrowed money;

(2)     all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)    all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade accounts payables to the extent not drawn upon or presented, or, if drawn upon or presented, to the extent the resulting obligation of the Person is paid within 10 Business Days;

(4)    all obligations of such Person to pay the deferred and unpaid purchase price of property or services, all conditional sale obligations and all obligations of such person under any title retention agreement, excluding accounts payable arising in the ordinary course of business;

(5)     all obligations of such Person as lessee under Capital Leases;

(6)     all Debt of other Persons guaranteed by such Person to the extent so guaranteed;

(7)     all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

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(8)     all obligations of such Person under Hedging Agreements.

The amount of Debt of any Person will be deemed to be:

(A)     with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(B)     with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

(C)     with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(D)     with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and

(E)      otherwise, the outstanding principal amount thereof.

The principal amount of any Debt or other obligation that is denominated in any currency other than U.S. Dollars (after giving effect to any Hedging Agreement in respect thereof) shall be the amount thereof, as determined pursuant to the foregoing sentence, converted into U.S. Dollars at the Spot Rate in effect on the date of determination.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are:

(1)     required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests, or

(2)     convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions

(A)     are no more favorable to the holders than the covenants described under Sections 4.12 and 4.13, and

(B)     specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the Notes as required by this Indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit C.

“Electronic Means” has the meaning assigned to such term in Section 11.02.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Excess Proceeds” has the meaning assigned to such term in Section 4.13.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings Inc. and its successors.

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“Global Note” means a Note in global form without interest coupons registered in the name of the Depositary (or its nominee) as depositary for the beneficial owners thereof.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means each of (i) Cosan S.A. and (ii) any other party that executes a Supplemental Indenture providing a Note Guarantee, or any successor obligor under its Note Guarantee pursuant to the covenant described in Article 5, in each case, unless and until such Guarantor is released from its Note Guarantee pursuant to this Indenture; provided, however, that references to the Guarantor in Articles 4 and 5 and in Sections 6.01(d) to 6.01(h) and in Section 6.01(k) shall only be to Cosan S.A.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices.

“Holder” means the registered holder of any Note.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board as in effect on the Issue Date.

“IFRS 16” means International Financial Reporting Standard 16 Leases as issued by the International Accounting Standards Board in January 2016 to replace IAS 17 and effective from January 1, 2019, as amended or superseded from time to time.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of this Indenture, the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.07, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.13. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.

“Incurrence” shall have a corresponding meaning to the definition herein of Incur.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” means the U.S.$600,000,000 aggregate principal amount of Notes issued on the date hereof.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Notes or Additional Notes by the Company.

“Instructions” has the meaning assigned to such term in Section 11.02.

“Interest Payment Date” means each June 27 and December 27 of each year, commencing June 27, 2024.

“Investment” means:

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(1)     any direct or indirect advance, loan or other extension of credit to another Person, but excluding any such advance, loan or extension of credit having a term not exceeding 180 days arising in connection with the sale of inventory, equipment or supplies by that Person in the ordinary course of business,

(2)     any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

(3)    any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, any acquisitions of assets or substantially all the assets of a Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

(4)     any Guarantee of any obligation of another Person.

For purposes of this definition, the term “Person” shall not include the Guarantor or any Subsidiary or any Person who would become a Subsidiary as a result of any Investment. If the Guarantor or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Guarantor, all remaining Investments of the Guarantor and the Subsidiaries in such Person shall be deemed to have been made at such time. For purposes of the definition of “Unrestricted Subsidiary”:

(1)     Investment shall include the portion (proportionate to the Guarantor’s Equity Interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Guarantor at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that, upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Guarantor shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)     the Guarantor’s Investment in such Subsidiary at the time of such redesignation, minus

(b)     the portion (proportionate to the Guarantor’s Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)     any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

“Investment Grade” means BBB- or higher by S&P, Baa3 or higher by Moody’s or BBB- or higher by Fitch, or the equivalent of such global ratings by S&P, Moody’s or Fitch.

“Investment Grade Rating” means a rating equal to or higher than Investment Grade.

“Issue Date” means January 26, 2024.

“Issuer Substitution Documents” has the meaning assigned to such term in Section 4.21.

“Joint Venture” means (i), as described in the Offering Memorandum, the joint venture between the Guarantor and Shell Brazil Holdings B.V. (“Shell”) and their respective subsidiaries whereby (a) the Guarantor contributed its sugar and ethanol and its fuel distribution assets and (b) Shell contributed its distribution assets in Brazil, its interests in second generation ethanol research and development entities (Iogen Corp. and Codexis, Inc., its aviation fuel business in Brazil) and the license to use the Shell brand, and a cash contribution, or (ii) any similar or related transaction.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).

“Lubricant Disposal” has the meaning assigned to such term in Section 4.14.

“Marketable Securities” means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation with debt securities rated at least “AA-” from S&P or “Aa3” from Moody’s.

“Minimum Withholding Level” has the meaning assigned to such term in Section 3.05.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to:

(A)     any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of:

(1)     brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;

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(2)     provisions for taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Guarantor and its Subsidiaries;

(3)     payments required to be made to repay Debt (other than revolving credit borrowings) outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(4)    appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash; and

(B)    any Option Exercise, the proceeds from such Option Exercise in the form of cash or Cash Equivalents (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of:

(1)     fees and expenses related to such Option Exercise, including fees and expenses of counsel, auditors and investment bankers;

(2)     provisions for taxes as a result of such Option Exercise taking into account the consolidated results of operations of the Guarantor and its Subsidiaries;

(3)     payments required to be made to repay Debt (other than revolving credit borrowings) outstanding at the time of such Option Exercise that is secured by a Lien on the property or assets sold or conveyed; and

(4)     appropriate amounts to be provided as a reserve against liabilities associated with such Option Exercise, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Option Exercise, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

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“Net Debt” means, on any date, current and non-current loans, borrowings and debentures and the line item preferred shareholders payable in subsidiaries, net of cash and cash equivalents, marketable securities and derivative financial instruments on debt (assets less liabilities). Furthermore, any shares of Vale S.A. held by the Guarantor or any of its Subsidiaries shall be considered cash and cash equivalents and marketable securities for purposes of this definition based on the market value of the aggregate number of shares.

“Net Debt to EBITDA Ratio” means, on any date (the “transaction date”), the ratio of:

(x)     the aggregate amount of Adjusted Net Debt at that time to

(y)     Adjusted EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”).

In making the foregoing calculation,

(1)      pro forma effect will be given to any Debt Incurred during or after the reference period to the extent the Debt is outstanding or is to be Incurred on the transaction date as if the Debt had been Incurred on the first day of the reference period; and

(2)     pro forma effect will be given to:

(A)    the acquisition or disposition of companies, divisions or lines of businesses by the Guarantor and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

(B)     the discontinuation of any discontinued operations that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Notation of Guarantee” has the meaning assigned to such term in Section 10.08.

“Note Guarantee” means the guarantee by any Guarantor of the obligations of the Company pursuant to the Notes, including the full and prompt payment of principal and interest on the Notes, and all other payment obligations of the Company under this Indenture, when and as the same become due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise, including any Additional Amounts required to be paid.

“Notes” has the meaning assigned to such term in the Recitals.  The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

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“Offering Memorandum” means the final offering memorandum dated January 23, 2024, prepared by the Company in connection with the Initial Notes.

“Offer to Purchase” has the meaning assigned to such term in Section 3.11.

“Officer” means a director, the president or chief executive officer, any vice president, the chief financial officer, the chief operating officer, the chief accounting officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, the general counsel or any other duly appointed Person of the Company or the Guarantor, as applicable, to perform corporate duties.

“Officers’ Certificate” means a certificate signed in the name of the Company or the Guarantor, as applicable, by any two of the chairman of the Board of Directors, the president or chief executive officer, the chief operating officer, the chief financial officer, the chief accounting officer, a director, the general counsel, any vice president, the treasurer or any assistant treasurer or the secretary or any assistant secretary, as the case may be.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, reasonably satisfactory to the Trustee.

“Option Exercise” has the meaning assigned to such term in Article 5.

“Paying Agent” refers to U.S. Bank Trust Company, National Association and its successors or such other paying agents as the Company shall appoint.

“Permitted Business” means any of the businesses in which the Guarantor and its Subsidiaries are engaged on the Issue Date or the Option Exercise date, as applicable, and any business reasonably related, incidental, complementary or ancillary thereto or any business determined in good faith by its Board of Directors to be in the interest of the Guarantor.

“Permitted Business Investment” means any Investment and expenditure made in assets or properties (including Capital Stock, Debt or any other security or instrument of a Person) related to a Permitted Business or any business determined in good faith by its Board of Directors to be in the interest of the Guarantor.

“Permitted Debt” has the meaning assigned to such term in Section 4.07(b).

“Permitted Holders” means Mr. Rubens Ometto Silveira Mello and/or any immediate family members and any Person, directly or indirectly, controlled by any of them.

“Permitted Liens” means:

(1)     any Lien existing on the date of this Indenture, and any extension, renewal or replacement thereof or of any Lien in clauses (2), (3) or (4) below; provided, however, that the total amount of Debt so secured is not increased;

(2)     any Lien on any property or assets (including Capital Stock of any person) securing Debt Incurred solely for purposes of financing the acquisition, construction or improvement of such property or assets after the date of this Indenture; provided that (a) the aggregate principal amount of Debt secured by the Liens will not exceed (but may be less than) the cost (i.e., purchase price) of the property or assets so acquired, constructed or improved and (b) the Lien is Incurred before, or within 365 days after the completion of, such acquisition, construction or improvement and does not encumber any other property or assets of the Guarantor or any Subsidiary; and provided, further, that to the extent that the property or asset acquired is Capital Stock, the Lien also may encumber other property or assets of the person so acquired;

(3)     any Lien securing Debt for the purpose of financing all or part of the cost of the acquisition, construction or development of a project; provided that the Liens in respect of such Debt are limited to assets (including Capital Stock of the project entity) and/or revenues of such project; and provided, further, that the Lien is Incurred before, or within 365 days after the completion of, that acquisition, construction or development and does not apply to any other property or assets of the Guarantor or any Subsidiary;

(4)     any Lien existing on any property or assets of any person before that person’s acquisition (in whole or in part) by, merger into or consolidation with the Guarantor or any Subsidiary after the date of this Indenture; provided that the Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation;

(5)     any Lien imposed by law that was Incurred in the ordinary course of business, including, without limitation, carriers’, warehousemen’s and mechanics’ liens and other similar encumbrances arising in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

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(6)     any pledge or deposit made in connection with workers’ compensation, unemployment insurance or other similar social security legislation, any deposit to secure appeal bonds in proceedings being contested in good faith to which the Guarantor or any Subsidiary is a party, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Guarantor or any Subsidiary is a party or deposits for the payment of rent, in each case made in the ordinary course of business;

(7)      any Lien in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of the Guarantor or any Subsidiary in the ordinary course of business;

(8)     any Lien securing taxes, assessments and other governmental charges, the payment of which are not yet due or are being contested in good faith by appropriate proceedings and for which such reserves or other appropriate provisions, if any, have been established as required by IFRS;

(9)    minor defects, easements, rights-of-way, restrictions and other similar encumbrances Incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or assets or minor imperfections in title that do not materially impair the value or use of the property or assets affected thereby, and any leases and subleases of real property that do not interfere with the ordinary conduct of the business of the Guarantor or any Subsidiary, and which are made on customary and usual terms applicable to similar properties;

(10)     any rights of set-off of any person with respect to any deposit account of the Guarantor or any Subsidiary arising in the ordinary course of business;

(11)    any Liens granted to secure borrowings from, directly or indirectly, (a) Banco Nacional de Desenvolvimento Econômico e Social – BNDES, or any other Brazilian governmental development bank or credit agency, (b) any international or multilateral development bank, government-sponsored agency, export-import bank or official export-import credit insurer or (c) the Brazilian Cooperative Organization (Organização das Cooperativas Brasileiras – OCB);

(12)    any Liens on the inventory or receivables of the Guarantor or any Subsidiary securing the obligations of such person under any lines of credit or working capital facility or in connection with any structured export or import financing or other trade transaction; provided that the aggregate principal amount of Debt Incurred that is secured by receivables that will fall due in any calendar year shall not exceed (a) with respect to transactions secured by receivables from export sales, 80% of the Guarantor’s consolidated gross revenues from export sales for the immediately preceding calendar year; or (b) with respect to transactions secured by receivables, 80% of the consolidated gross revenues of the Guarantor from sales for the immediately preceding calendar year; and provided, further, that Advance Transactions will not be deemed transactions secured by receivables for purpose of the above calculation;

(13)      any Lien securing Hedging Agreements so long as such Hedging Agreements are entered into for bona fide, non-speculative purposes;

(14)      any Lien securing obligations under the documentation governing the establishment and operation of the Joint Venture pursuant to which the Guarantor will pledge or has pledged, among others, certain dividends, interest on capital and shares to Shell or its Affiliates; and

(15)      in addition to the foregoing Liens set forth in clauses (1) through (14) above, Liens securing Debt of the Guarantor or any Subsidiary (including, without limitation, guarantees of the Guarantor or any Subsidiary) which in aggregate principal amount, at any time of determination, do not exceed 20.0% of the Guarantor’s Total Consolidated Assets.

“Permitted Refinancing Debt” has the meaning assigned to such term in Section 4.07(b).

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“principal” of any Debt means the principal amount of such Debt, (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

“Productive Assets” means assets (including capital stock or its substantial equivalent or other Investments) that are used or usable by the Guarantor and its Subsidiaries in Permitted Businesses (or in the case of capital stock or its substantial equivalent or other Investments that represent direct, or indirect (via a holding company), ownership or other interests held by the Guarantor or any Subsidiary in entities engaged in Permitted Businesses).

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“Property” means (i) any land, buildings, machinery and other improvements and equipment located therein and (ii) any intangible assets, including, without limitation, any brand names, trademarks, copyrights and patents and similar rights and any income (licensing or otherwise), proceeds of sale or other revenues therefrom.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Quotation Agent” means the Reference Treasury Dealer selected by the Company.

“Radar Disposal” has the meaning assigned to such term in Section 4.14.

“Raízen Significant Entity” means (i) Raízen S.A. and (ii) any of its Subsidiaries, only to the extent and for so long as Cosan S.A.’s proportional equity interest in any such entity would satisfy the “significant subsidiary” tests with respect to Cosan S.A. (notwithstanding whether any such entity is a Subsidiary of Cosan S.A.) set forth in Rule 1-02 under Regulation S-X promulgated pursuant to the Securities Act.

“Rating Agency” means S&P, Fitch or Moody’s; or if S&P, Fitch or Moody’s are not making ratings of the Notes publicly available, an internationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P, Fitch or Moody’s, as the case may be.

“Rating Decline” means that at any time within 90 days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency) after the date of public notice of a Change of Control, or of the Company’s or the Guarantor’s intention, or that of any Person, to effect a Change of Control (i) in the event the Notes are assigned an Investment Grade Rating by at least two of the Rating Agencies prior to such public notice, the rating of the Notes by at least two of the Rating Agencies shall be below an Investment Grade Rating; (ii) in the event the Notes are assigned an Investment Grade Rating by one Rating Agency and rated below an Investment Grade Rating by at least one other Rating Agency, the rating of the Notes by at least two of the Rating Agencies shall be decreased by one or more categories and both be below an Investment Grade Rating; or (iii) in the event the Notes are rated below an Investment Grade Rating by at least two of the Rating Agencies prior to such public notice, the rating of the Notes by at least two of the Rating Agencies shall be decreased by one or more categories; provided that any such Rating Decline is in whole or in part in connection with a Change in Control.

“Redemption Date” means, when used with respect to any Note to be redeemed pursuant to the terms of this Indenture, the date fixed for such redemption by or pursuant to the provisions of this Indenture.

“Redemption Price” means, when used with respect to any Notes to be redeemed pursuant to this Indenture, the price at which it is to be redeemed pursuant to the provisions of this Indenture.

“Reference Treasury Dealer” means Itau BBA USA Securities, Inc., Morgan Stanley & Co. LLC, Santander US Capital Markets LLC, their respective successors and assigns, and any four additional nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as calculated by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 P.M., New York City time, on the third Business Day immediately preceding such Redemption Date.

“refinance” has the meaning assigned to such term in Section 4.07.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged by the Company to maintain the Register, which shall initially be U.S. Bank Trust Company, National Association, and its successors.

“Regular Record Date” for the interest payable on any Interest Payment Date means June 25 or December 25 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Related Party Transaction” has the meaning assigned to such term in Section 4.14(a).

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“Relevant Date” means, with respect to any payment on a Note, whichever is the later of: (i) the date on which such payment first becomes due; and (ii) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which notice is given to the Holders that the full amount has been received by the Trustee.

“Relevant Jurisdiction” has the meaning assigned to such term in Section 3.01.

“Responsible Officer” means any officer of the Trustee, in the case of the Trustee, or the Paying Agent, in the case of the Paying Agent, in its Corporate Trust Office with direct responsibility for the administration of such role under this Indenture.

“Restricted Legend” means the legend set forth in Exhibit B.

“Restricted Subsidiary” means the Company and any Subsidiary of the Guarantor other than an Unrestricted Subsidiary.

“Reversion Date” has the meaning assigned to such term in Section 4.20(b).

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit E hereto.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Significant Restricted Subsidiary” of any Person means any Restricted Subsidiary, including its Restricted Subsidiaries, that would be a “significant subsidiary” of such Person within the meaning of Rule 1-02 under Regulation S-X promulgated pursuant to the Securities Act.

“Spot Rate” means, for any currency, the spot rate at which that currency is offered for sale against U.S. Dollars as published in The Wall Street Journal on the Business Day immediately preceding the date of determination or, if that rate is not available in that publication, as determined in any publicly available source of similar market data.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of the Guarantor which is subordinated in right of payment to the Notes or the Notes Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person, provided, however, that none of Raízen S.A. or any of its subsidiaries shall be a Subsidiary unless Cosan S.A. owns, directly or indirectly, more than 51% of the Voting Stock of that entity.

“Substantially Wholly-Owned” means, with respect to any Subsidiary, a Subsidiary at least 90% of the outstanding Capital Stock of which (other than director’s or other similar qualifying shares) is owned, directly or indirectly, by Cosan S.A. (or its successors) or one or more Wholly-Owned Subsidiaries (or a combination thereof) of Cosan S.A. (or its successors).

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“Substituted Issuer” has the meaning assigned to such term in Section 4.21.

“Supplemental Indenture” means a supplemental indenture to this Indenture which such amendments as may be required thereto in order to reflect the purpose and effect of the execution of such supplemental indenture as provided in this Indenture.

“Suspended Covenants” has the meaning assigned to such term in Section 4.20.

“Suspension Date” has the meaning assigned to such term in Section 4.20.

“Suspension Period” has the meaning assigned to such term in Section 4.20.

“Total Consolidated Assets” means (i) the total amount of the consolidated assets of the Guarantor and its Restricted Subsidiaries, plus (ii) the Guarantor’s proportionate equity interest in the total amount of the consolidated assets of Raízen S.A. and its Subsidiaries, in each case determined in accordance with IFRS.

“Transfer Agent” means U.S. Bank Trust Company, National Association and its successors or such other transfer agent as the Company shall appoint.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

“Unrestricted Subsidiary” means:

(1)     each of Cosan Oito S.A., Cosan Nove Participações S.A., Cosan Dez Participações S.A., Tellus Brasil Participações S.A., Janus Brasil Participações S.A., Gamiovapar Empreendimentos e Participações S.A. and Duguetiapar Empreendimentos e Participações S.A.;

(2)     any Subsidiary of the Guarantor (other than the Company) that at the time of determination shall be designated an Unrestricted Subsidiary by the management of the Guarantor in the manner provided below; and

(3)     any Subsidiary of an Unrestricted Subsidiary.

The management of the Guarantor may designate any Restricted Subsidiary of the Guarantor (including any newly acquired or newly formed Subsidiary of the Guarantor) to be an Unrestricted Subsidiary pursuant to clause (2) above unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Debt of, or owns or holds any Lien on any property of, the Guarantor or any Restricted Subsidiary of the Guarantor that is not a Subsidiary of the Subsidiary to be so designated.

The management of the Guarantor may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(i)     such designation shall be deemed an Incurrence of Debt by a Restricted Subsidiary and such designation shall only be permitted if such Debt is permitted under Section 4.07; and

(ii)     no Event of Default shall have occurred and be continuing.

Any such designation of a Subsidiary as a Restricted Subsidiary, and any such designation of a Subsidiary as an Unrestricted Subsidiary pursuant to clause (1) above, by the management of the Guarantor shall be evidenced to the Trustee by promptly filing with the Trustee an Officers’ Certificate certifying that such designation complied with the foregoing provisions. On the Issue Date, there will be no Unrestricted Subsidiary of the Guarantor, except for Cosan Oito S.A., Cosan Nove Participações S.A., Cosan Dez Participações S.A., Tellus Brasil Participações S.A., Janus Brasil Participações S.A., Gamiovapar Empreendimentos e Participações S.A. and Duguetiapar Empreendimentos e Participações S.A.

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“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly-Owned” means, with respect to any Subsidiary, a Subsidiary all of the outstanding Capital Stock of which (other than any director’s or other similar qualifying shares) is owned, directly or indirectly, by Cosan S.A. (or its successors).

  Section 1.02 Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided:

(a)     the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)     an accounting term not otherwise defined has the meaning assigned to it in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board;

(c)     “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(d)     all references to “U.S. Dollars”, “U.S.$” and “U.S.$” shall mean the lawful currency of the United States of America;

(e)     all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(f)      references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(g)     references to the Guarantor and its Subsidiaries on a consolidated basis shall be deemed to include the Guarantor;

(h)     in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Guarantor may classify such transaction as it, in its sole discretion, determines; and

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(i)     the words “execution,” “signed,” “signature,” and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

Section 1.03  Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
Section 1.04   Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or the Guarantor, as applicable, stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

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Article 2
THE NOTES

Section 2.01 Form, Dating and Denominations; Legends. (a) The Notes and the Trustee’s certificate of authentication shall be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company or the Guarantor is subject, or usage. The Notes will be issuable in denominations of U.S.$200,000 in principal amount and any multiple of U.S.$1,000 in excess thereof.

(b)     (i)     Except as otherwise provided in Section 2.01(c) below or Section 2.09(b)(iv), each Initial Note or Additional Note will bear the Restricted Legend.

(i)     Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend or a similar legend of a Depositary other than DTC if DTC is not the Depositary.

(ii)     Initial Notes and Additional Notes offered and sold in reliance on Regulation S will be issued as provided herein.

(iii)     Initial Notes and Additional Notes offered and sole in reliance on Rule 144A will be issued as provided herein.

(iv)     Initial Notes and Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued as provided herein.

(c)     If the Guarantor determines (upon the advice of counsel and such other certifications and evidence as the Guarantor may reasonably require) that a Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Guarantor may instruct the Trustee in writing to cancel the Note and the Company and the Guarantor may issue to the Holder thereof (or to its transferee), and the Trustee, upon receipt of an Officers’ Certificate of the Company directing authentication, shall authenticate, a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d)     By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

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Each Global Note shall be dated the date of its authentication. Each Certificated Note shall be dated the date of its authentication.

The Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any stock exchange on which the Notes may be listed, if any, all as determined by the Officer of the Company executing such Notes, as evidenced by their execution of such Notes.

Section 2.02 Execution and Authentication; Additional Notes. (a) Two Officers of the Company shall execute the Notes for the Company, by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(b)     A Note shall not be valid until an authorized signatory of the Trustee or the Authenticating Agent, upon receipt of an Officers’ Certificate of the Company directing authentication, (manually, electronically or by facsimile) signs the certificate of authentication on the Note, with the signature constituting conclusive evidence that the Note has been authenticated under this Indenture.

(c)     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee or the Authenticating Agent for authentication. The Trustee or the Authenticating Agent will authenticate and deliver:

(i)     Initial Notes for original issue on the Issue Date in the aggregate principal amount of U.S.$600,000,000; and

(ii)     Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company in an Officers’ Certificate, which Additional Notes will have the same terms in all respects as the Initial Notes except that the date of issuance and the first Interest Payment Date for such Additional Notes may differ.  Such Additional Notes, together with the Initial Notes, will be treated as a single class for all purposes and will vote together as one class on all matters with respect to the Initial Notes issued under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, provided that if the Additional Notes are not fungible with the Initial Notes for United States federal income tax purposes, the Additional Notes will have a separate CUSIP number;

in the case of each of clauses (i) and (ii) above, after the following conditions have been met:

(A)     receipt by the Trustee of an Officers’ Certificate of the Company pursuant to Section 11.03 specifying:

(1)     the amount of Notes to be authenticated and the date on which the Notes are to be authenticated;

(2)     whether the Notes are to be Initial Notes or Additional Notes;

(3)     in the case of Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4;

(4)     whether the Notes are to be issued as one or more Global Notes or Certificated Notes; and

(5)     other information the Company may determine to include or the Trustee may reasonably request; and

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(B)     receipt by the Trustee of an Opinion of Counsel to the Company pursuant to section 11.03 that (i) the form and terms of such Notes have been established in conformity with the provisions of this Indenture and (ii) such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

Section 2.03 Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more Registrars and one or more Transfer Agents or Paying Agents, and the Trustee may appoint, with a copy of any such appointment to the Company, an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by the Authenticating Agent will be deemed to be references to the Authenticating Agent. The terms “Transfer Agent” and “Paying Agent” include any additional transfer agent or paying agent, as the case may be. The term “Registrar” includes any co-Registrar. The Company and the Trustee will enter into an appropriate agreement with the Authenticating Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Authenticating Agent and the related rights. The Registrar shall provide to the Company and the Trustee, if the Trustee is not the Registrar, a current copy of the Register from time to time upon written request of the Company or the Trustee, as the case may be. The Company hereby appoints upon the terms and subject to the conditions herein set forth U.S. Bank Trust Company, National Association as Trustee, Paying Agent, Registrar and Transfer Agent.

(b)     The Registrar shall keep a record of all the Notes and shall make such record available during regular business hours for inspection upon the written request of the Company provided a reasonable amount of time prior to such inspection. Such books and records shall include notations as to whether such Notes have been redeemed, or otherwise paid or cancelled, and, in the case of mutilated, destroyed, defaced, stolen or lost Notes, whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Trustee shall keep a record of the Note so replaced, and the Notes issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so cancelled and the date on which such Note was cancelled. Each Transfer Agent shall notify the Registrar of any transfers or exchanges of Notes affected by it. The Registrar shall not be required to register the transfer of or exchange Certificated Notes for a period of 14 days preceding any date of selection of Notes for redemption, or register the transfer of or exchange any Certificated Notes previously called for redemption.

(c)     All Notes surrendered for payment, redemption, registration of transfer or exchange shall be delivered by each Registrar, Paying Agent and Transfer Agent to the Trustee, and cancelled by the Trustee or remain outstanding as instructed in each case by the Company, upon redemption of any Notes. The Trustee may destroy or cause to be destroyed all such Notes surrendered for payment, redemption, registration of transfer or exchange and, if so destroyed, shall promptly deliver a certificate of destruction to the Company upon request.

(d)     Each of the Company and the Guarantor shall comply with applicable backup withholding and information reporting requirements under the U.S. Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations promulgated thereunder with respect to payments made under the Notes or the Note Guarantee (including, to the extent required, the collection of Internal Revenue Service Forms W-8 and W-9 and the filing of U.S. Internal Revenue Service Forms 1099 and 1096).

(e)     By 10:00 A.M. New York City time, no later than one Business Day prior to each payment date on any Note, the Company shall deposit with the Paying Agent in immediately available funds a sum in U.S. Dollars sufficient to pay such principal and interest when so becoming due (including any Additional Amounts). The Company shall request that the bank through which such payment is to be made agree to supply to the Paying Agent by 10:00 A.M. New York City time two Business Days prior to the due date from any such payment an irrevocable confirmation (by tested telex) of its intention to make such payment. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee in writing of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, request the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed, whereupon the Paying Agent shall comply with such request and shall have no further liability for the money so paid over to the Trustee.

Section 2.04 Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate, upon provision of evidence satisfactory to the Trustee that such Note was lost, destroyed or wrongfully taken, a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of this Indenture. An indemnity must be furnished by the Holder that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note. Each Note authenticated and delivered in exchange for or in lieu of any such mutilated, defaced, destroyed, stolen or lost Note shall carry rights to accrued and unpaid interest and to interest to accrue equivalent to the rights that were carried by such Note before such Note was mutilated, defaced, destroyed, stolen or lost.

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Section 2.05 Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:

(i)     Notes cancelled by the Trustee or delivered to it for cancellation;

(ii)    any Note which has been replaced or paid pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser; and

(iii)    on or after the maturity date or any Redemption Date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due thereunder.

(b)     A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes in respect of which a Responsible Officer of the Trustee has received written notice from the Company that such Notes are so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

Section 2.06 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.07 Cancellation. The Company at any time may, but shall not be obligated to, deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar, Transfer Agent or Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures, except to the extent that the Company instructs the Trustee that such Notes shall remain outstanding. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08 CUSIP and ISIN Numbers. The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers, and the Trustee will use CUSIP numbers or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

Section 2.09 Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Registrar to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes. Upon written request from the Company, the Registrar shall provide the Company with a copy of the Register to enable it to maintain a register of the Notes at its registered office.

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(b)     (i)     Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(ii)     Each Global Note will be delivered to the Trustee as custodian for DTC. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except as set forth in Section 2.09(b)(iv).

(iii)    Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary or its nominee, as the case may be, shall be treated by the Company, the Trustee, each Agent and any of their respective agents as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(iv)     If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) any of the Notes has become immediately due and payable in accordance with Section 6.02, the Company will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Company and the Trustee by the Depositary in writing, and the Trustee will cancel the Global Note. If the Global Note being exchanged does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Global Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend.

(v)     None of the Trustee or Agents shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, any Agent Member or other member of, or a participant in, the Depositary or other person with respect to the accuracy of the records of the Depositary or any nominee or participant or member thereof, with respect to any ownership interest in the Global Note or with respect to the delivery to any agent member or other participant, member, beneficial owner or other person (other than the Depositary) of any notice or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of the Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary, subject to its applicable rules and procedures. The Trustee and Agents may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members and other members, participants and any beneficial owners. The Depositary (or its nominee) may be treated by the Trustee and the Agents as the owner of the Global Note for all purposes whatsoever.

(c)     Each Certificated Note will be registered in the name of the Holder thereof.

(d)     A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Registrar will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Registrar for the purpose; provided that:

(x)     no transfer or exchange will be effective until it is registered in such Register, and

(y)     the Trustee will not be required (i) to issue or cause the registration of the transfer of or exchange of any Note for a period of 14 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee, each Agent and each of their respective agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

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From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to Section 2.09(b)).

(e)     (i)     Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(ii)     Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name provided in writing by the Depositary of such transferee or owner, as applicable.

(iii)     Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and credit such increase to the account of the Agent Member at the Depositary as instructed in writing by the Holder of the Certificated Note and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(iv)     Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(v)     Responsibility and Liability for Actions of Depositary. Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.10 Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under any tax or securities laws with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
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(b)     Subject to Section 2.10(c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(1)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1)     No certification is required.

(2)     The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed and executed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3)     The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed and executed Rule 144A Certificate or (y) a duly completed and executed Regulation S Certificate, or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) a duly completed and executed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4)     The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed and executed Rule 144A Certificate.

(c)     No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officers’ Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause an Opinion of Counsel and any other reasonable certifications and evidence in order to support such certificate. Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d)     The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice within a reasonable period of time to the Trustee.

Section 2.11 Open Market Purchases. The Company or any of its Affiliates may at any time purchase the Notes in the open market or otherwise at any price.
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Article 3
ADDITIONAL AMOUNTS; REDEMPTION

Section 3.01 Additional Amounts. (a) All payments by the Company in respect of the Notes or the Guarantor in respect of a Note Guarantee will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which the Company or the Guarantor is organized or is a resident for tax purposes, or any other jurisdiction through which any payments under the Notes are made by or on behalf of the Company, or any political subdivision thereof, having power to tax (a “Relevant Jurisdiction”), unless the Company or the Guarantor is required by law to deduct or withhold such taxes, duties, assessments or governmental charges. In that event, the Company or the Guarantor will make the required deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay such additional amounts as may be necessary to ensure that the net amounts received by Holders of Notes after such withholding or deduction equal the amounts that would have been received in respect of the Notes in the absence of such withholding or deduction (“Additional Amounts”). All references to “Company” (or, as applicable, “Guarantor”) in this Article 3 include any entity that replaces and becomes a substitute for the Company (or, as applicable, the Guarantor), in each case as a result of a substitution or replacement that occurs pursuant to the terms of this Indenture.

No such Additional Amounts shall be payable:

(i)     to, or to a third party on behalf of, a Holder where the Holder or beneficial owner is liable for any present or future taxes, duties, assessments or governmental charges in respect of a Note by reason of the existence of any present or former connection between the Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of the Holder or beneficial owner, if the Holder or beneficial owner is an estate, a trust, a partnership, a limited liability company or a corporation) or beneficial owner and the Relevant Jurisdiction, including, without limitation, the Holder or beneficial owner (or the Holder’s or the beneficial owner’s fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged or deemed to be engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, other than the mere holding of the Note or the enforcement of rights and the receipt of payments with respect to the Note;

(ii)    in respect of Notes surrendered (if surrender is required) more than 30 days after the Relevant Date except to the extent that the Holder of such Note would have been entitled to such Additional Amounts, on surrender of such Note for payment on the last day of such period of 30 days;

(iii)   in respect of any tax, duty, assessment or other governmental charge imposed on a Note presented for payment by or on behalf of a Holder where the Holder or beneficial owner would have been able to avoid that withholding or deduction by presenting the relevant Note to another paying agent in a member state of the European Union;

(iv)    in respect of any tax, duty, assessment or other governmental charge imposed or withheld pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the date of this Indenture (or any amended or successor version), current or future U.S. Treasury Regulations issued thereunder or any official interpretation thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code;

(v)     where such Additional Amount is imposed on a payment to, or for the benefit of, a Luxembourg resident individual pursuant to the Luxembourg law of 23 December 2005;

(vi)    to, or to a third party on behalf of, a Holder where the Holder or beneficial owner is liable for any present or future taxes, duties, assessments or other governmental charges by reason of the Holder’s or beneficial owner’s failure to comply with any certification, identification or other reporting requirement concerning nationality, residence, identity or connection with the Relevant Jurisdiction, if (1) compliance is required by the Relevant Jurisdiction, as a precondition to, exemption from, or reduction in the rate of, the tax, duty, assessment or other governmental charge and (2) the Company has given at least 30 days’ notice that Holders or beneficial owners will be required to provide this certification, identification or other requirement;

(vii)    in respect of any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property or similar tax, duty, assessment or governmental charge;

(viii)   in respect of any tax, duty, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal of or interest on the Note or by direct payment by the Company or the Guarantor in respect of claims made against the Company or the Guarantor; or

(ix)     in respect of any combination of the above.

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(b)     No Additional Amounts shall be paid with respect to any payment on a Note to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of the Relevant Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder. The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, neither the Company nor the Guarantor shall be required to make any payment with respect to any tax, duty, assessment or governmental charge imposed by any government or political subdivision or taxing authority thereof or therein.

(c)     In the event that Additional Amounts actually paid with respect to the Notes described above are based on rates of deduction or withholding of taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof the Holder is entitled to make a claim for a refund or credit of the excess from the authority imposing the withholding tax, then the Holder shall, by accepting the Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company.

(d)    Any reference in this Indenture or the Notes to principal, interest or any other amount payable in respect of the Notes by the Company or the Note Guarantee by the Guarantor will be deemed also to refer to any Additional Amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this Section, unless the context requires otherwise.

Section 3.02    Optional Redemption with a Make-Whole Premium

(a)     Prior to June 27, 2027, the Company or the Guarantor may, at its option, redeem all of the Notes at any time or part of the Notes from time to time at a Redemption Price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(b)     In addition to the information required by Section 3.08, any notice of redemption given to Holders pursuant to Section 3.02(a) shall include the estimated Applicable Premium due in connection with such redemption (calculated as if the date of such notice were the Redemption Date), the details for the computation of the Redemption Price. Two Business Days prior to such redemption, the Company or the Guarantor shall deliver to the Trustee and each Holder an Officers’ Certificate specifying the Redemption Price, including the calculation of the Applicable Premium to be paid on the Redemption Date. In the event the Company or the Guarantor shall incorrectly compute the Applicable Premium payable in connection with the Notes to be redeemed, the Holders shall not be bound by such incorrect computation, but instead, shall be entitled to receive an amount equal to the correct Applicable Premium computed in compliance with the terms of this Indenture.

    Section 3.03    Optional Redemption Without a Make-Whole Premium. On and after June 27, 2027, the Company or the Guarantor may, at its option, redeem all of the Notes at any time or part of the Notes from time to time at the following Redemption Prices (expressed as a percentage of principal amount), plus accrued and unpaid interest to, but excluding, the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period commencing on June 27 of the years set forth below:

Period	Redemption Price
2027	103.625%
2028	101.813%
2029	100.906%
2030 and thereafter	100.000%

Section 3.04       Optional Redemption upon Sale of Equity Interests

(a)     At any time prior to June 27, 2027, the Company or the Guarantor may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) at a Redemption Price of 107.250% of the principal amount, plus accrued and unpaid interest to, but excluding, the Redemption Date (subject to the right of the Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), using cash in an amount up to the amount of the net cash proceeds of a sale of Equity Interests (other than Disqualified Stock) of the Company or the Guarantor or any Subsidiary thereof; provided that:

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(i)     at least 65% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) (excluding Notes held by the Guarantor and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii)    the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

(b)     Notice of any redemption upon any sale of Equity Interests may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s or the Guarantor’s discretion, be subject to one or more condition precedent, including, but not limited to, completion of the related sale.

     Section 3.05   Redemption for Taxation Reasons. If as a result of any change in or amendment to the laws (or any applicable treaties, or any rules or regulations thereunder) of a Relevant Jurisdiction, or any amendment to or change in an official interpretation, administration or application of such laws, treaties, rules, or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the later of the Issue Date or the date a Relevant Jurisdiction becomes a Relevant Jurisdiction, (i) the Company or any successor has or will become obligated to pay any Additional Amounts, as described in Section 3.01, in excess of the Additional Amounts the Company or any such successor would be obligated to pay if payments were subject to withholding or deduction at a rate of 0% or (ii) the Guarantor or any successor has or will become obligated to pay Additional Amounts, as described in Section 3.01, in excess of the Additional Amounts the Guarantor or any such successor would be obligated to pay if payments were subject to withholding or deduction at a rate of 15% or at a rate of 25% in case the Holder of the Notes is resident in a tax haven jurisdiction for Brazilian tax purposes (i.e., countries which do not impose any income tax or which impose it at a maximum rate lower than 17% or where the laws impose restrictions on the disclosure of ownership composition or securities ownership) (the rates in (i) and (ii), the “Minimum Withholding Level”), as a result of the taxes, duties, assessments and other governmental charges described above, the Company, the Guarantor or any such successor may, at its option, redeem all, but not less than all, of the Notes, at a Redemption Price equal to 100% of their principal amount, together with interest and Additional Amounts, if any, accrued to, but excluding, the date fixed for redemption, upon delivery of irrevocable notice of redemption not fewer than 30 days nor more than 90 days prior to the date fixed for redemption. No notice of such redemption may be given earlier than 90 days prior to the earliest date on which such Additional Amounts would first be paid were a payment then due. Notwithstanding the foregoing, the Company, the Guarantor or any successor shall not have the right to so redeem the Notes unless: (i) it or the Guarantor, as the case may be, determines that it cannot avoid the obligation to pay Additional Amounts by taking reasonable measures (provided, however, for this purpose reasonable measures shall not include the Company, the Guarantor or any successor moving or changing jurisdiction); and (ii) it or the Guarantor, as the case may be, has complied with all necessary regulations to legally effect such redemption.

  Section 3.06      Election to Redeem; Selection of Notes. (a)     The election of the Company or the Guarantor to redeem the Notes pursuant to Section 3.02 through Section 3.04 shall be evidenced by a Board Resolution of the Company or the Guarantor, as applicable. In the event that the Company or the Guarantor or any of their respective successors is required to redeem, or elects to so redeem, the Notes, it will deliver to the Trustee: (i) an Officer’s Certificate, signed in the name of the Company, stating that the Company, the Guarantor or any of their respective successors, as the case may be, is entitled to redeem the Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Company, the Guarantor or any of their respective successors, as the case may be, to so redeem have occurred or been satisfied; and (ii) in respect of a redemption pursuant to Section 3.05, an Opinion of Counsel to the effect that the Company or any successor or the Guarantor or any successor has or will become obligated to pay Additional Amounts in excess of the Additional Amounts payable at the Minimum Withholding Level as a result of the change or amendment, that the Company, the Guarantor or any successor, as the case may be, cannot avoid payment of such excess Additional Amounts by taking reasonable measures available to it and that all governmental requirements necessary for the Company, the Guarantor or any successor to effect the redemption have been complied with. The Trustee shall accept such Officers’ Certificate and, if required, Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent described above, in which case, it shall be conclusive and binding upon the Holders.

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(b)     In relation to redemptions pursuant to Section 3.02 through Section 3.04 only, in the event that less than all of the Notes are to be redeemed at any time, selection of Certificated Notes for redemption will be made by the Trustee on a pro rata basis or by lot (or, in the case of Global Notes, partially redeemed Notes shall be selected in accordance with the procedures of DTC), unless otherwise required by law. If Notes are redeemed in part, the remaining outstanding principal amount (including any Additional Notes, but excluding any Notes held by the Company or any of its Affiliates) must be at least equal to U.S.$100.0 million. A new Note in a principal amount equal to the unredeemed portion thereof, if any, will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate).

   Section 3.07     Notice of Redemption . (a)     In the case of a redemption of Notes pursuant to Section 3.02 through Section 3.04, notice of redemption shall be delivered by or on behalf of the Company or the Guarantor in accordance with the provisions described in Section 11.02, at least 10 days, but not more than 60 days, before the Redemption Date to Holders of Notes to be redeemed. At least five days prior to the date when the notice of redemption is sent to the Holders of the Notes (unless a shorter notice period shall be acceptable to the Trustee), the Company or the Guarantor shall notify the Trustee in writing of such proposed Redemption Date and the principal amount of the Notes to be redeemed. In relation to redemptions of Notes pursuant to Section 3.02 through Section 3.04, if the Notes are to be redeemed in part only, the notice of redemption will state the portion of the principal amount thereof to be redeemed.

(b)     Any redemption or notice of any redemption (other than a redemption pursuant to Section 3.05) may, at the Company’s or the Guarantor’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of sale of Equity Interests, other offering or financing, Change of Control or other corporate transaction or event.

Section 3.08        Additional Redemption Procedures.  In addition to the requirements set forth in Section 3.02 and Section 3.07 with respect to a notice of redemption, the notice shall state:

(i)     the Redemption Date;

(ii)    the Redemption Price;

(iii)   the name and address of the Paying Agents;

(iv)    that Notes called for redemption must be surrendered to a Paying Agent to collect the Redemption Price;

(v)    that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(vi)   the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(vii)  any conditions for redemption; and

(viii)  the CUSIP or ISIN number, if any, listed in the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number.

At the Company’s election and at its written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall deliver to the Trustee, at least 5 days prior to the date when the notice of redemption is sent to the Holders (unless a shorter notice period shall be acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and providing the form of such notice in such notice.

   Section 3.09    Deposit of Redemption Price. By 10:00 A.M. New York City time, no later than one Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent U.S. Dollars in immediately available funds sufficient to pay the Redemption Price of and accrued interest on the Notes to be redeemed. The Company shall require the bank through which such payment is to be made to supply to the Paying Agent by 10:00 A.M. New York City time two Business Days prior to the due date from any such payment an irrevocable confirmation (by tested telex) of its intention to make such payment.

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   Section 3.10     Effect of Notice of Redemption. Notice of redemption having been given in accordance with this Article 3, the Notes shall, on the Redemption Date, become due and payable at the applicable Redemption Price (together with accrued interest, if any, to (but excluding) the Redemption Date) (subject to the satisfaction of any applicable condition or conditions precedent set forth in such notice), and from and after such date (except in the event of a default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by the Company or the Guarantor at the Redemption Price, together with accrued interest, if any, to (but excluding) the Redemption Date; provided, however, that installments of interest payable on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Date according to their terms.

If any Note to be redeemed shall not be so paid upon surrender thereof in accordance with the Company’s instructions for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes. Upon surrender to the Paying Agent, such Notes shall be paid at the applicable Redemption Price, plus accrued interest to (but excluding) the Redemption Date; provided, however, that installments of interest payable on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Date according to their terms.

      Section 3.11  Offer to Purchase. (a) An “Offer to Purchase” means an offer by the Company or the Guarantor to purchase Notes as required by this Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders in accordance with Section 11.02. The Company or the Guarantor, as applicable, will notify the Trustee in writing at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or the Guarantor, as applicable, or, at the Company’s or Guarantor’s written request, by the Trustee in the name and at the expense of the Company or the Guarantor, as applicable.

(b)     The offer must include or state the following as to the terms of the Offer to Purchase:

(i)     the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(ii)    the aggregate principal amount of the outstanding Notes offered to be purchased by the Company or the Guarantor pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (the “purchase amount”);

(iii)    the purchase price, including the portion thereof representing accrued interest;

(iv)    an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(v)     information concerning the business of the Guarantor and its Restricted Subsidiaries which the Company or the Guarantor in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase;

(vi)   a Holder may tender all or any portion of its Notes in connection with an Offer to Purchase carried out pursuant to Section 4.12 or Section 4.13, as applicable, subject to the requirement that any portion of a Note tendered must be in integral multiples of U.S.$1,000 in excess of U.S.$200,000 principal amount and if such Holder tenders in part that portion not tendered is equal to an authorized denomination;

(vii)   the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(viii)  each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(ix)     interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

(x)      on the purchase date the purchase price will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased will cease to accrue on and after the purchase date, unless payment of the purchase price is not made (and the purchase does not take place) on that date;

(xi)     Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

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(xii)    if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to an Offer to Purchase, the Company or the Guarantor, as applicable, will purchase all such Notes, and (y) if an Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company or the Guarantor, as applicable, will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that if all of a Holder’s Notes are not purchased by the Company or the Guarantor, as applicable, only Notes with minimum denominations of U.S.$200,000 and in integral multiples of U.S.$1,000 principal amount in excess thereof will remain unpurchased by the Company or the Guarantor, as applicable, from each Holder;

(xiii)    if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

(xiv)    if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)     By 10:00 A.M. New York City time, no later than one Business Day prior to the relevant purchase date, the Company shall deposit with the Paying Agent U.S. Dollars in immediately available funds sufficient to pay the purchase price of and accrued interest on the Notes to be purchased.  On the purchase date, the Company or the Guarantor, as applicable, will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted, together with an Officers’ Certificate specifying which Notes have been accepted for purchase. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date, unless payment of the purchase price is not made (and the purchase does not take place) on that date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d)     The Company or the Guarantor, as applicable, will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance. Further to the foregoing, to the extent that the provisions of any securities laws or regulations conflict with this Section 3.11, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.11 by virtue thereof.

(e)     In the event that the Holders of not less than 85% of the aggregate principal amount of the outstanding Notes accept an Offer to Purchase and the Company or a third party purchases all the Notes held by such Holders, the Company will have the right, on not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Offer to Purchase described above, to redeem all of the Notes that remain outstanding following such purchase at the purchase price equal to that in the Offer to Purchase plus, to the extent not included in the Offer to Purchase payment, accrued and unpaid interest and Additional Amounts, if any, on the Notes that remain outstanding, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(f)     Each of the Company and the Guarantor will obtain all necessary consents and regulatory approvals under the laws of each Relevant Jurisdiction prior to making any Offer to Purchase. Any failure to obtain such consents and approvals will constitute an Event of Default.

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Article 4
COVENANTS

   Section 4.01     Payment of Principal and Interest under the Notes. (a) The Company agrees to pay the principal of and interest (including, without limitation, any Additional Amounts) on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 10:00 A.M. New York City time on the Business Day (solely in New York City) immediately prior to the due date of any principal of or interest on any Notes, or any Redemption Price or purchase price of the Notes, the Company will deposit with the Paying Agent money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as a Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Company will promptly notify the Trustee in writing of its compliance with this paragraph.

(b)     An installment of principal, interest or Additional Amounts will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay such principal, interest or Additional Amounts and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. If the Company or any Affiliate of the Company acts as a Paying Agent, an installment of principal, interest or Additional Amounts will be considered paid on the due date only if paid to the Holders.

(c)     The Company agrees to pay interest on overdue principal, and to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes (1% per annum in excess of the rate per annum borne by the Notes).

(d)     Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Depositary, as the Holder of the Global Notes. With respect to Certificated Notes all payments shall be payable at an office of one of the Paying Agents unless the Company elects to make interest payments by check mailed to the registered Holders at their registered addresses.

Section 4.02       Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, and in each place of payment for the Notes an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture (other than the type contemplated by Section 11.07) may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03      Maintenance of Corporate Existence. The Guarantor shall and shall cause each of its Restricted Subsidiaries to preserve and maintain in full force and effect its existence and the existence of each Restricted Subsidiary in accordance with their respective organizational documents, and the rights, licenses and franchises of the Guarantor and each Restricted Subsidiary, except where the failure to do so would not result in any material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Guarantor and its Restricted Subsidiaries, provided, that the Guarantor is not required to preserve any such right, license or franchise, or the existence, right license or franchise of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the Guarantor and its Restricted Subsidiaries taken as a whole; and provided, further, that this Section does not prohibit any transaction otherwise permitted by Section 4.13, 4.18, 4.21 or Article 5.

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Section 4.04     Payment of Taxes and Other Claims. The Guarantor shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge, before the same become delinquent (i) all taxes, assessments and governmental charges levied or imposed upon the Guarantor or any Restricted Subsidiary, its income or profits or property, or that may be due in reason of its business and activities and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Guarantor or any Restricted Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established to the extent the Guarantor determines is required under IFRS, in each case except where the failure to do so would not result in any material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Guarantor and its Restricted Subsidiaries.
Section 4.05       Compliance with Applicable Laws. The Guarantor shall, and shall cause any Restricted Subsidiary to, comply with all laws, rules, regulations and orders of any governmental authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a (i) material adverse effect on the condition (financial or otherwise), business, properties, results of operations or prospects of the Guarantor, its Restricted Subsidiaries and any Raízen Significant Entity taken as a whole and (ii) material adverse effect on the ability of the Company or the Guarantor to perform its respective obligations under this Indenture.
Section 4.06    Maintenance of Properties. The Guarantor will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Guarantor may be necessary so that the business of the Guarantor and its Restricted Subsidiaries may be properly conducted at all times; provided that nothing in this Section prevents the Guarantor or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Guarantor, desirable in the conduct of the business of the Guarantor and its Restricted Subsidiaries taken as a whole.
Section 4.07     Limitation on Debt and Disqualified Stock. (a) The Guarantor:

(i)     will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; and

(ii)     will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock (other than Disqualified Stock of Restricted Subsidiaries held by the Guarantor or a Restricted Subsidiary, so long as it is so held);

provided that the Guarantor or any of its Restricted Subsidiaries may Incur Debt and Disqualified Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and the application of the proceeds therefrom, the Net Debt to EBITDA Ratio shall not exceed 3.5.

For the avoidance of doubt, as set forth in the definitions of “Adjusted EBITDA” and “Adjusted Net Debt” in Section 1.01, (i) each of (a) Rumo S.A. and (b) any Persons in which Rumo S.A. has a direct or indirect interest, in each case, irrespective of whether any such Person is consolidated by the Guarantor, and (ii) the Guarantor’s proportional interest in Raízen S.A. and its Subsidiaries shall be included in the calculation of each of Adjusted EBITDA and Adjusted Net Debt for purposes of the calculation of the Net Debt to EBITDA Ratio.

(b)     Notwithstanding the foregoing, the Guarantor, and to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):

(i)     Debt of the Guarantor or a Restricted Subsidiary so long as such Debt continues to be owed to the Guarantor or a Restricted Subsidiary and which, if the obligor is the Guarantor, is subordinated in right of payment to the Notes; provided that any Debt owed to the Guarantor pursuant to this clause will not be so subordinated;

(ii)     Debt of the Company pursuant to the Notes (other than Additional Notes) and Debt of the Guarantor pursuant to the Note Guarantee (including any Additional Notes);

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(iii)     Debt of the Guarantor or any Restricted Subsidiary (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that:

(A)     in case the Debt to be refinanced is subordinated in right of payment to the Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes,

(B)     the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced, and

(C)     Debt Incurred pursuant to clauses (i), (iv), (v), (ix), (x), (xi), (xiii), (xiv), (xv), (xvi) and (xvii) of this Section 4.07 may not be refinanced pursuant to this clause;

(iv)     Hedging Agreements of the Guarantor or any Restricted Subsidiary entered into in the ordinary course of business and not for speculation;

(v)     Debt of the Guarantor or any Restricted Subsidiary with respect to letters of credit and bankers’ acceptances, deposits, promissory notes, self-insurance obligations, performance, customs, bid, surety, appeal or similar bonds, completion guarantees, in each case issued in the ordinary course of business and not supporting Debt, including letters of credit supporting performance, surety or appeal bonds;

(vi)     Acquired Debt, provided that after giving effect to the Incurrence thereof, the Guarantor (i) could Incur at least U.S.$1.00 of Debt under the Net Debt to EBITDA Ratio test set forth in Section 4.07(a) or (ii) would not have a greater Net Debt to EBITDA Ratio then immediately prior to giving effect to the Incurrence of such Acquired Debt;

(vii)     Debt of the Guarantor or any Restricted Subsidiary outstanding on the Issue Date;

(viii)     Debt of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Guarantor (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of, or was otherwise acquired by, the Guarantor); provided, however, that on the date that such Restricted Subsidiary is acquired by the Guarantor, the Guarantor (i) would have been able to Incur U.S.$1.00 of additional Debt pursuant to paragraph (a) above or (ii) would not have a greater Net Debt to EBITDA Ratio then immediately prior to giving effect to the Incurrence of such Debt;

(ix)     Debt of the Guarantor or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Guarantor or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Guarantor or any Restricted Subsidiary thereof in connection with such disposition, provided that such Debt is not reflected on the balance sheet of the Guarantor or any Restricted Subsidiary;

(x)     Debt of the Guarantor or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Debt is extinguished within five Business Days of its Incurrence;

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(xi)     Debt of the Guarantor or any Restricted Subsidiary constituting letters of credit issued in the ordinary course of business or reimbursement obligations in respect thereof; provided that, upon the drawing upon such letters of credit, such obligations are reimbursed in full within 30 days following such drawing;

(xii)     Debt of the Guarantor or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes in accordance with this Indenture;

(xiii)     Debt of the Guarantor or any Restricted Subsidiary for taxes levied, assessments due and other governmental charges required to be paid as a matter of law or regulation in the ordinary course of business;

(xiv)     Debt of the Guarantor or any Restricted Subsidiary consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply agreements in the ordinary course of business;

(xv)     Debt with respect to reimbursement type obligations regarding workers’ compensation claims and Debt and other obligations in respect of deferred compensation of employees Incurred in the ordinary course of business;

(xvi)     Debt of the Guarantor or any Restricted Subsidiary Incurred in the ordinary course of business for working capital purposes in an aggregate principal amount at any time outstanding not to exceed U.S.$100.0 million; and

(xvii)     Debt of the Guarantor or any Restricted Subsidiary Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed 10.0% of the Guarantor’s Total Consolidated Assets.

(c)     Notwithstanding anything to the contrary in this Section, the maximum amount of Debt that the Guarantor and its Restricted Subsidiaries may Incur pursuant to this Section shall not be deemed to be exceeded, with respect to any outstanding Debt, solely as a result of fluctuations in the exchange rate of currencies.

(d)     For purposes of determining compliance with this Section, in the event that any proposed Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvii) of Section 4.07(b), or is entitled to be Incurred pursuant to Section 4.07(a), the Guarantor and its Restricted Subsidiaries will be permitted to classify such item of Debt at the time of its Incurrence in any manner that complies with this Section or to later reclassify all or a portion of such item of Debt.

(e)     The Guarantor may not Incur any Debt that is subordinate in right of payment to other Debt of the Guarantor unless such Debt is also subordinate in right of payment to the Notes or the relevant Note Guarantee on substantially identical terms.

(f)     The accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Disqualified Equity Interests in the form of additional Disqualified Equity Interests with the same terms will not be deemed to be an Incurrence of Debt for purposes of this covenant; provided that any such outstanding additional Debt or Disqualified Equity Interests paid in respect of Debt Incurred pursuant to any provision of paragraph (b) above will be counted as Debt outstanding for purposes of any future Incurrence of Debt pursuant to paragraph (a) above.

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(g)     For the purposes of determining the Net Debt to EBITDA Ratio in paragraph (a) above, the U.S. Dollar-equivalent principal amount of Debt denominated in a non-U.S. currency or the Brazilian-reais equivalent principal amount of Debt denominated in a non-Brazilian currency shall be calculated based on the relevant currency exchange rate determined on the date of Incurrence to the extent the Debt was hedged for foreign exchange rate fluctuations. For purposes of determining compliance with any U.S. Dollar-denominated restriction on the Incurrence of Debt, the U.S. Dollar-equivalent principal amount of Debt denominated in a non U.S. currency shall be calculated based on the relevant currency exchange rate determined on the date of Incurrence, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided that if such Debt is Incurred to refinance other Debt denominated in a non U.S. currency, and such refinancing would cause the applicable U.S. Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. Dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of such Debt being refinanced. The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Debt is denominated calculated based on the relevant currency exchange rates as calculated in the first sentence of this Section 4.07(g).

Section 4.08       Limitation on Transfer of the Company’s Voting Stock. The Guarantor shall own, at all times, directly or indirectly, a majority of the Voting Stock of the Company.
Section 4.09      Limitation on Liens. The Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever (other than Permitted Liens) on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, in each case securing any Debt, without effectively providing that the Notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes or the Note Guarantee, prior to) the obligations so secured for so long as such obligations are so secured, except that the foregoing provisions shall not apply to Liens which secure only Debt owing by any Restricted Subsidiary to the Guarantor and/or by the Guarantor to one or more Restricted Subsidiaries.
Section 4.10    Limitation on Sale and Leaseback Transactions. The Guarantor will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless the Guarantor or such Restricted Subsidiary would be entitled to:

(a)     Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.07; and

(b)     create a Lien on such Property or asset securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 4.09, in which case, the corresponding Debt and Lien will be deemed Incurred pursuant to those provisions.

Section 4.11        Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

(a)     Except as provided in Section 4.11(b), the Guarantor will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(i)     pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Guarantor or any other Restricted Subsidiary,

(ii)     pay any Debt or other obligation owed to the Guarantor or any other Restricted Subsidiary,

(iii)     make loans or advances to the Guarantor or any other Restricted Subsidiary, or

(iv)     transfer any of its property or assets to the Guarantor or any other Restricted Subsidiary.

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(b)     The provisions of Section 4.11(a) do not apply to any encumbrances or restrictions:

(i)     existing on the Issue Date as provided for in this Indenture or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Holders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(ii)     existing under or by reason of applicable law;

(iii)     existing with respect to any Person, or to the Property of any Person, at the time such Person or the Property is acquired by the Guarantor or any Restricted Subsidiary, which encumbrances or restrictions: (A) are not applicable to any other Person or the Property of any other Person; and (B) were not put in place in anticipation of such event, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Holders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(iv)     of the type described in Section 4.11(a)(iv) arising or agreed to in the ordinary course of business (A) that restrict in a customary manner the subletting, assignment or transfer of any Property that is subject to a lease or license or (B) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any Property of, the Guarantor or any Restricted Subsidiary;

(v)     with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or Property of, the Restricted Subsidiary that is permitted by Section 4.13;

(vi)     with respect to a Restricted Subsidiary and imposed by any agreement governing Debt of any Restricted Subsidiary that is permitted to be Incurred pursuant to Section 4.07; provided that the encumbrance or restriction is customary in comparable transactions and will not materially affect the Company’s or Guarantor’s ability to pay interest or principal, when due, on the Notes;

(vii)     with respect to a Restricted Subsidiary and imposed pursuant to a customary provision in a joint venture, asset sale, or stock sale agreements or other similar agreement with respect to such Restricted Subsidiary that was entered into in the ordinary course of business;

(viii)     imposed by the standard loan documentation in connection with loans from (a) Banco Nacional de Desenvolvimento Econômico e Social – BNDES, or any other Brazilian governmental development bank or credit agency, (b) any international or multilateral development bank or government-sponsored agency, government-sponsored agency, or (c) the Brazilian Cooperative Organization (Organização das Cooperativas Brasileiras – OCB) in each case to any Restricted Subsidiary;

(ix)     with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of, or amendment or modification to, an agreement referred to in clauses (i) or (iii) above (or Debt Incurred pursuant to such agreement) or this clause (ix), provided, however, that such encumbrances or restrictions are no less favorable, in any material respect, taken as a whole, to the Holders than the encumbrances and restrictions contained in such agreements referred to in clauses (i) and (iii) above on the Issue Date or the date of acquisition of such Person, property or assets, as applicable; or

(x)     required pursuant to this Indenture.

 Section 4.12     Repurchase of Notes Upon a Change of Control Resulting in a Rating Decline. Not later than 30 days following a Change of Control that results in a Rating Decline, the Company shall make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued interest to, but excluding, the date of purchase.

 Section 4.13  Limitation on Asset Sales
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(a)     The Guarantor will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

(i)     The Asset Sale is for fair market value, as determined in good faith by the Board of Directors;

(ii)     At least 75% of the consideration consists of cash or Cash Equivalents. (For purposes of this clause (ii), the assumption by the purchasers of Debt or other obligations (other than Subordinated Debt) of the Guarantor or a Restricted Subsidiary pursuant to a customary novation agreement, and instruments or securities received from the purchasers that are promptly, but in any event within 90 days of the closing, converted by the Guarantor to cash, to the extent of the cash actually so received, shall be considered cash received at closing); and

(iii)     Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used (each, a “Permitted Reinvestment”):

(A)     to permanently repay Debt other than Subordinated Debt of the Guarantor or any Restricted Subsidiary (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), in each case owing to a Person other than the Guarantor or any Restricted Subsidiary,

(B)     to acquire or invest in (or within such 360-day period in this clause (iii), the Guarantor’s Board of Directors shall have made a good faith determination to acquire or invest, which acquisition or investment shall be consummated prior to the second anniversary of such Asset Sale) (i) all or substantially all of the assets of a Permitted Business, (ii) a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire long-term assets that are to be used in a Permitted Business or (iii) a Permitted Business Investment; or

(C)     to acquire Productive Assets for the Guarantor or any of its Restricted Subsidiaries;

provided that pending the final application of any such Net Cash Proceeds in accordance with this clause (iii), the Guarantor or such Restricted Subsidiary may temporarily reduce Debt or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Indenture.

(b)     Notwithstanding Section 4.13(a) above, the Guarantor and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such clauses to the extent:

(i)     at least 75% of the consideration for such Asset Sale constitutes Productive Assets, cash, Cash Equivalents and/or Marketable Securities; and

(ii)     the Asset Sale is for fair market value, as determined in good faith by the Board of Directors of the Guarantor;

provided that any consideration not constituting Productive Assets received by the Guarantor or any Restricted Subsidiary in connection with any Asset Sale permitted to be consummated under this clause shall be applied (in the case of cash, Cash Equivalents and Marketable Securities within 360 days after the receipt thereof) in accordance with Section 4.13(iii) above.

(c)     The Net Cash Proceeds of an Asset Sale not applied pursuant to Section 4.13(a)(iii) within 360 days of the Asset Sale constitute “Excess Proceeds.” Excess Proceeds of less than U.S.$50.0 million (or the equivalent thereof at the time of determination) will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds such amount, the Guarantor must, within 30 days, make an Offer to Purchase Notes having a principal amount equal to accumulated Excess Proceeds, multiplied by a fraction (x) the numerator of which is equal to the outstanding principal amount of the Notes and (y) the denominator of which is equal to the outstanding principal amount of the Notes and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest U.S.$1,000.

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The purchase price for the Notes will be 100% of the principal amount plus accrued interest to, but excluding, the date of purchase. If the Offer to Purchase in connection with an Asset Sale is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Guarantor will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of U.S.$1,000 principal amount will be purchased, provided that after a purchase from a Holder in part, such Holder shall hold U.S.$200,000 in principal amount of Notes or a multiple of U.S.$1,000 in excess thereof. The Guarantor will obtain all necessary consents and regulatory approvals from the Central Bank of Brazil for the remittance of funds outside Brazil prior to making any Offer to Purchase. Any failure to obtain such consents and approvals will constitute an Event of Default. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero.

Section 4.14   Limitation on Transactions with Affiliates. (a) The Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Guarantor or any Restricted Subsidiary (a “Related Party Transaction”), except upon terms no less favorable to the Guarantor or the Restricted Subsidiary than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Guarantor.

(b)     In any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of U.S.$50.0 million (or the equivalent thereof at the time of determination), the Guarantor must first deliver to the Trustee an Officers’ Certificate to the effect that such transaction or series of related transactions are on terms no less favorable to the Guarantor or such Restricted Subsidiary than could be obtained in a comparable arm’s length transaction and is otherwise compliant with the terms of this Indenture.

(c)     The foregoing paragraphs of this Section 4.14 do not apply to:

(i)     any transaction between the Guarantor and any Restricted Subsidiary or between Restricted Subsidiaries and the Guarantor;

(ii)     the payment of reasonable and customary regular fees to directors of the Guarantor who are not employees of the Guarantor;

(iii)     any issuance or sale of Equity Interests (other than Disqualified Stock);

(iv)     transactions or payments pursuant to any employee, officer or director compensation or benefit plans, customary indemnifications or arrangements entered into in the ordinary course of business;

(v)     transactions pursuant to agreements in effect on the Issue Date and described in the Offering Memorandum, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no less favorable to the Guarantor and its Restricted Subsidiaries than those in effect on the date of this Indenture;

(vi)     any Sale Leaseback Transaction otherwise permitted under Section 4.10 if such transaction is on market terms;

(vii)     any advance, loan or other extension of credit (or Guarantee thereof) in connection with the use of the proceeds of the Notes (including any Additional Notes) as well as additional loans outstanding from the Guarantor or any of its Restricted Subsidiaries to an Affiliate to the extent that any such advance, loan or other extension of credit (i) has a Stated Maturity that is prior to the Stated Maturity of the Notes and (ii) is on market terms;

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(viii)     (A) transactions with customers, clients, distributors, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and on market terms, or (B) transactions with joint ventures or other similar arrangements entered into in the ordinary course of business, on market terms and consistent with past practice or industry norms;

(ix)     the Joint Venture and any transactions or provision of services related thereto;

(x)     the provision of administrative services to any joint venture or Unrestricted Subsidiary on substantially the same terms provided to or by Restricted Subsidiaries;

(xi)     any sale, conveyance, transfer, distribution or other disposition of the Capital Stock (and the proceeds thereof) of Cosan Lubes Investments Limited or Cosan Lubrificantes e Especialidades S.A. (or any entity whose sole assets consist of all or a portion of the assets or business of Cosan Lubes Investments Limited or Cosan Lubrificantes e Especialidades S.A.) (whether by sale, merger, spin-off, split-off or otherwise) to the shareholders of Cosan S.A. (the “Lubricant Disposal”); and

(xii)     any sale, conveyance, transfer, distribution or other disposition of the Capital Stock (and the proceeds thereof) of Radar Propriedades Agrícolas S.A., Radar II Propriedades Agrícolas S.A., Tellus Brasil Participações S.A., Janus Brasil Participações S.A., Gamiovapar Empreendimentos e Participações S.A., Duguetiapar Empreendimentos e Participações S.A., Nova Santa Bárbara Agrícola S.A., Nova Agrícola Ponte Alta S.A., Nova Amaralina S.A. Propriedades Agrícolas, Terras da Ponte Alta S.A., Castanheira Propriedades Agrícolas S.A., Manacá Propriedades Agrícolas S.A. and Paineira Propriedades Agrícolas S.A. (or any entity whose sole assets consist of all or a portion of the assets or business of the entities mentioned herein) (whether by sale, merger, spin-off, split-off or otherwise) to the shareholders of Cosan S.A. and its other shareholders (the “Radar Disposal”).

  Section 4.15   Maintenance of Books and Records. The Guarantor shall keep, and shall cause any Restricted Subsidiary to keep, proper books of record and account in which, true and correct entries, in all material respects, shall be made of dealings and transactions in relation to its business and activities except where the failure to do so would not reasonably be expected to result in a material adverse effect on the ability of the Guarantor to perform its respective obligations under this Indenture.

Section 4.16        Reports to the Trustee

(a)     The Guarantor will provide the Trustee with the following:

(i)     an English language version of its annual audited consolidated financial statements prepared in accordance with IFRS promptly upon such financial statements becoming available but not later than 120 days after the close of its fiscal year;

(ii)     an English language version of its unaudited quarterly financial statements prepared in accordance with IFRS promptly upon such financial statements becoming available but not later than 60 days after the close of each fiscal quarter (other than the last fiscal quarter of its fiscal year);

(iii)     simultaneously with the delivery of the financial statements referred to in clause (a)(i) above, an Officers’ Certificate stating whether an Event of Default exists on the date of such certificate and, if an Event of Default exists, setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto;

(iv)     without duplication, English language versions or summaries of such other reports or notices as may be filed or submitted by (and promptly after filing or submission by) the Guarantor with any stock exchange on which the Notes may be listed (in each case, to the extent that any such report or notice is generally available to its security holders); and

(v)     as soon as practicable and in any event within 30 calendar days after any director or executive officer of the Company or the Guarantor becomes aware of the existence of an Event of Default, an Officers’ Certificate setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto.

(b)     If the Guarantor makes available the reports described in Section 4.16(a)(i), Section 4.16(a)(ii) or Section 4.16(a)(iv) on the Guarantor’s website and notifies the Trustee in writing thereof, it will be deemed to have satisfied the reporting requirement set forth in such applicable clause.

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(c)     Delivery of the reports, information and documents described in this Section 4.16 (except the Officers’ Certificates described in Section 4.16(a)(iii) and Section 4.16(a)(v) above) to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s, the Guarantor’s or any of the Guarantor’s subsidiaries’ or any other Person’s compliance with any of their covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates), provided that the Trustee shall have no obligation whatsoever to determine whether such information, documents or reports have been delivered as described above or posted on any website.

(d)     For so long as the Notes are “restricted securities” within the meaning of Rule 144A(a)(3) under the Securities Act, the Guarantor will furnish upon request to any Holder of a Note, or to any prospective purchasers designated by such Holder of Notes, financial and other information described in paragraph (d)(4) of Rule 144A with respect to the Company and the Guarantor.

Section 4.17     Ranking. Each of the Company and the Guarantor shall ensure that its respective obligations under this Indenture, the Notes and the Note Guarantee will at all times constitute direct and unconditional obligations of the Company or the Guarantor, ranking at all times at least pari passu in priority of payment, in right of security and in all other respects among themselves and with all other Debt of such Person, except to the extent any such other Debt ranks above such obligations by reason of Liens permitted under Section 4.09.
Section 4.18      Limitation and Restrictions on the Company . The Company will not take the following actions or engage in the following activities or transactions:

(a)     engage in any business except for:

(i)     the issuance, sale, redemption, repurchase or defeasance of the Notes, Additional Notes and any other Debt not otherwise prohibited for the Company by this Indenture and any activities incidentally related thereto;

(ii)     entering into Affiliate loans and cash management transactions, including import and export financing transactions, and any activities reasonably related thereto;

(iii)     entering into Hedging Agreements not for speculation; and

(iv)     as required by law;

(b)     create, assume, Incur or suffer to exist any Lien upon any properties or assets whatsoever, except for any liens permitted under Section 4.09; and

(c)     enter into any consolidation, merger, amalgamation or other form of combination with any Person except for a Restricted Subsidiary that assumes the obligations of the Company under the Notes and this Indenture (to the extent the Company is not the surviving entity).

Section 4.19        Paying Agent and Transfer Agent

(a)     The Company agrees, for the benefit of the Holders from time to time of the Notes, that, until all of the Notes are no longer outstanding or until moneys for the payment of all of the principal of and interest on all Notes (and Additional Amounts, if any) shall have been made available at an office of the Paying Agent, and shall have been returned to the Company as provided herein, whichever occurs earlier, there shall at all times be a Paying Agent and Transfer Agent hereunder. Each of the Paying Agent and the Transfer Agent shall have the respective powers and authority granted to and conferred upon them herein and in the Notes.

(b)     The Company hereby initially appoints the Paying Agent and Transfer Agent defined in this Indenture as such. The Paying Agent shall arrange with the Paying Agents for the payment, from funds furnished by the Company to the Paying Agent pursuant to this Indenture, of the principal of and interest on the Notes (and Additional Amounts, if any, with respect to the Notes).

Section 4.20       Covenant Suspension

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(a)     From any date (the “Suspension Date”) and during any time that the Notes have an Investment Grade rating from any two Rating Agencies, and no Event of Default has occurred and is continuing, the Guarantor and its Restricted Subsidiaries will not be subject to Sections 4.07, 4.10, 4.11, 4.13, 4.14 (collectively, the “Suspended Covenants”).

(b)     In the event that the Guarantor and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”), the Notes cease to have an Investment Grade Rating from any two Rating Agencies, then the Guarantor and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants. The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Event of Default will be deemed to have occurred as a result of a failure to comply with any of the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

(c)     On the Reversion Date, all Debt Incurred during the Suspension Period will be classified to have been Incurred pursuant to Section 4.07(a) or clauses (i) through (xvii) of Section 4.07(b) (to the extent such Debt would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to the Debt Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Debt would not be permitted to be Incurred pursuant to Section 4.07, such Debt will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.07(b)(vii). The Company or the Guarantor will give the Trustee prompt written notification upon the occurrence of a covenant suspension. In the absence of such notice, the Trustee shall assume that the Suspended Covenants are in full force and effect. The Company or the Guarantor will give the Trustee prompt written notification upon the occurrence of any Reversion Date. In the absence of such notice, the Trustee shall assume that the Suspension Period continues to remain in effect. The Trustee will have no obligation to (i) independently determine or verify if any of the events described in this Section 4.20 have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Guarantor’s, the Company’s or any other Person’s future compliance with its covenants or (iii) notify the Holders of the commencement of any Suspension Period or any Reversion Date.

Section 4.21     Substitution of the Company as issuer. (a) The Company may, without the consent of the Holders of the Notes, be replaced and substituted by any direct or indirect Substantially Wholly-Owned Subsidiary as principal debtor in respect of this Indenture and the Notes (in that capacity, the “Substituted Issuer”); provided that the following conditions are satisfied:

(1)     such documents will be executed by the Substituted Issuer, the Company, the Guarantor and the Trustee as may be necessary to give full effect to the substitution, including a Supplemental Indenture under which the Substituted Issuer expressly assumes all of the obligations of the Company under this Indenture and the Notes (collectively, the “Issuer Substitution Documents”); and pursuant to which the Substituted Issuer shall undertake in favor of each Holder and the Trustee to be bound by the terms and conditions of the Notes and the provisions of this Indenture as fully as if the Substituted Issuer had been named in the Notes and in this Indenture as the principal debtor in respect of the Notes in place of the Company (or any previous substitute) and pursuant to which the Guarantor shall unconditionally and irrevocably reaffirm its Note Guarantee in favor of the Trustee and each Holder the payment of all sums payable by the Substituted Issuer as the principal debtor in respect of this Indenture and the Notes on the same terms mutatis mutandi as the Substituted Issuer;

(2)     if the Substituted Issuer is organized in a jurisdiction other than Luxembourg, the Issuer Substitution Documents will contain covenants (i) to ensure that each Holder of Notes has the benefit of a covenant in terms corresponding to the obligations of the Company, in respect of the payment of Additional Amounts; and (ii) to indemnify the Holders of Notes and the Trustee and each Paying Agent against all taxes or duties that arise by reason of a law or regulation in effect on the effective date of the substitution that are incurred or levied against such Holder, the Trustee or such Paying Agent, as applicable, in Luxembourg as a result of the substitution and that would not have been so incurred or levied had the substitution not been made;

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(3)     the Substituted Issuer shall have promptly delivered, or procured the prompt delivery, to the Trustee of a legal opinion from a firm of lawyers in the country of incorporation of the Substituted Issuer, to the effect that the Issuer Substitution Documents were duly authorized and executed by the Substituted Issuer;

(4)     the Issuer shall have promptly delivered, or procured the prompt delivery, to the Trustee of a legal opinion from a firm of Brazilian lawyers acting for the Guarantor to the effect that the Issuer Substitution Documents were duly authorized and executed by the Guarantor;

(5)     the Company shall have promptly delivered, or procured the prompt delivery, to the Trustee of a legal opinion from a firm of New York lawyers to the effect that the Issuer Substitution Documents constitute legal, valid and binding obligations of the parties thereto under New York law;

(6)     the Substituted Issuer shall have appointed a process agent in the Borough of Manhattan, the City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with this Indenture, the Notes or the Issuer Substitution Documents;

(7)     no Event of Default shall have occurred or be continuing in respect of the Notes; and

(8)     the substitution shall comply with all applicable requirements under the laws of the jurisdiction of organization of the Substituted Issuer, Luxembourg and Brazil.

(b)     Upon the execution of the Issuer Substitution Documents as referred to in clause (a) above, the Substituted Issuer shall be deemed to be named in this Indenture and the Notes as the principal debtor in place of the Company (or of any previous substitute under this Indenture) and the Notes shall thereupon be deemed to be amended to give effect to the substitution. The execution of the Issuer Substitution Documents shall operate to release the Company (or such previous substitute as aforesaid) from all its obligations in respect of the Notes and this Indenture, including its obligation to indemnify the Trustee and the Agents under this Indenture.

(c)     The Issuer Substitution Documents shall be deposited with and held by the Trustee for so long as any Note remains outstanding and for so long as any claim made against the Substituted Issuer or the Company by any Holder in relation to the Notes or the Issuer Substitution Documents shall not have been finally adjudicated, settled or discharged.

(d)     The replacement and substitution of the Company pursuant to this Section 4.21 does not require the consent of the Holders (and by subscribing for or purchasing any Notes, each Holder of the Notes expressly consents to such replacement and substitution).

(e)     No later than ten Business Days after the replacement and substitution of the Company pursuant to this Section 4.21, the Company shall give written notice thereof to the Holders of the Notes in accordance with the provisions described in Section 11.02.

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Article 5
CONSOLIDATION, MERGER OR TRANSFER OF ASSETS

(a)     The Guarantor will not consolidate with or merge with or into, or sell, convey, transfer, or otherwise dispose of or lease all or substantially all of its assets in one transaction or a series of related transactions, to any Person unless:

(i)     either: (x) the Guarantor is the continuing Person; or (y) the resulting, surviving or transferee Person (if not the Guarantor) is a corporation organized and validly existing under the laws of the Federative Republic of Brazil or any political subdivision thereof, the United States of America, any State thereof or the District of Columbia, or any other country that is a member country of the European Union or of the Organization for Economic Co-operation and Development on the date of this Indenture and expressly assumes by Supplemental Indenture all of the obligations of the Guarantor under this Indenture and the Note Guarantee;

(ii)     immediately after giving effect to the transaction, no Event of Default has occurred and is continuing;

(iii)     immediately after giving effect to the transaction on a pro forma basis, the Guarantor or the resulting surviving or transferee Person (i) could Incur at least U.S.$1.00 of Debt under the covenant described under Section 4.07(a) or (ii) would not have a greater Net Debt to EBITDA Ratio set forth in Section 4.07(a) than immediately prior to giving effect to the transaction; and

(iv)     the Guarantor or the surviving entity, as the case may be, delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the Supplemental Indenture (if any) comply with this Indenture;

provided that, clauses (ii) and (iii) shall not apply to the consolidation or merger of the Guarantor with or into a Restricted Subsidiary or the consolidation or merger of a Restricted Subsidiary with or into the Guarantor, and provided, further, that, for the avoidance of doubt, for the purposes of this Article 5, the Lubricant Disposal and the Radar Disposal shall be deemed not to constitute the Guarantor consolidating with, merging with or into, selling, conveying, transferring, or otherwise disposing of all or substantially all of the assets of the Guarantor.

(b)     Notwithstanding the foregoing, this covenant will not apply to any sale, conveyance, transfer, or disposition resulting from the exercise of any put or call options (an “Option Exercise”) by the Guarantor, Shell or any other party to the definitive agreements to the Joint Venture if either (i) such Option Exercise does not result in a Rating Decline or (ii) within 360 days after the receipt of any Net Cash Proceeds from such Option Exercise, the Guarantor or any Subsidiary of the Guarantor uses the Net Cash Proceeds for a Permitted Reinvestment.

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Article 6
DEFAULT AND REMEDIES

       Section 6.01 Events of Default

. An “Event of Default” occurs if:

(a)     the Company defaults in the payment of the principal or any related Additional Amounts, if any, of any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

(b)     the Company defaults in the payment of interest or any related Additional Amounts, if any, on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

(c)     the Company fails to make an Offer to Purchase and thereafter to accept and pay for Notes tendered when and as required pursuant to the covenants described in Sections 4.12 and 4.13;

(d)     the Company or the Guarantor, as the case may be, defaults in the performance of or breaches, or fails to cause or any of its Significant Restricted Subsidiaries to not default in the performance of or breach, any other of their covenants or agreements in this Indenture or under the Notes (other than those referred to in (a), (b) and (c) above) and the default or breach continues for a period of 60 consecutive days after written notice to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of 25% or more in aggregate principal amount of the outstanding Notes;

(e)    there occurs with respect to any Debt of (i) the Guarantor, (ii) any of the Guarantor’s Significant Restricted Subsidiaries, or (iii) any Raízen Significant Entity, such Debt having an outstanding principal amount of U.S.$75.0 million (or the equivalent thereof at the time of determination) or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(f)     one or more final and non-appealable judgments or orders for the payment of money are rendered against (i) the Company, (ii) the Guarantor, (iii) any of the Guarantor’s Significant Restricted Subsidiaries, or (iv) any Raízen Significant Entity, and are not paid or discharged, and either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or order and is not dismissed within 30 days following commencement of such enforcement proceedings, or (b) there is a period of 60 consecutive days following entry of the final and non-appealable judgment or order during which such judgment or order is not discharged, waived or the execution thereof stayed, in either case that causes the aggregate amount for all such final and non-appealable judgments or orders outstanding and not paid or discharged against all such Persons to exceed U.S.$75.0 million (or the equivalent thereof at the time of determination) in excess of amounts which the Guarantor’s insurance carriers have agreed to pay under applicable policies or ExxonMobil or its Affiliates have agreed to pay under applicable indemnification agreements or in the case of any Raízen Significant Entity unless Shell Brasil Holdings BV or any Affiliate thereof has contractually and irrevocably undertaken to indemnify such Raízen Significant Entity for any potential loss or claim arising therefrom and enforcement proceedings are not being executed against such Raízen Significant Entity;

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(g)     an involuntary case or other proceeding is commenced against (i) the Guarantor, (ii) any of the Guarantor’s Significant Restricted Subsidiaries, or (iii) any Raízen Significant Entity, with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, administrador judicial, liquidator, custodian or other similar official of it or any substantial part of its Property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 or more consecutive days; or a final order for relief is entered against (i) the Guarantor, (ii) any of the Guarantor’s Significant Restricted Subsidiaries, or (iii) any Raízen Significant Entity, under relevant bankruptcy laws as now or hereafter in effect and such order is not being contested by the Guarantor or such Significant Restricted Subsidiary, or such Raízen Significant Entity, as the case may be, in good faith or has not been dismissed, discharged or otherwise stayed, in each case within 60 days of being made;

(h)     (i) the Guarantor, (ii) any of the Guarantor’s Significant Restricted Subsidiaries, or (iii) any Raízen Significant Entity (a) commences a voluntary case or other proceeding seeking liquidation, reorganization, recuperação judicial ou extrajudicial or other relief with respect to itself or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (b) consents to the appointment of or taking possession by a receiver, administrador judicial, liquidator, assignee, custodian, trustee, sequestrator or similar official of (i) the Guarantor, (ii) any of the Guarantor’s Significant Restricted Subsidiaries, or (iii) any Raízen Significant Entity, or for all or substantially all of the Property of (x) the Guarantor, (y) any of the Guarantor’s Significant Restricted Subsidiaries, or (z) any Raízen Significant Entity or (c) effects any general assignment for the benefit of creditors (an event of default specified in clause (f) or (g) a “bankruptcy default”);

(i)     the Note Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or the Guarantor denies or disaffirms its obligations under the Note Guarantee;

(j)     any event occurs that under the laws of the Grand Duchy of Luxembourg or Brazil or any political subdivision thereof or any other country has substantially the same effect as any of the events referred to in any of clause (f) or (g); or

(k)    all or substantially all of the undertaking, assets and revenues of the Guarantor and its Restricted Subsidiaries taken as a whole are condemned, seized or otherwise appropriated by any Person acting under the authority of any national, regional or local government or the Guarantor and its Restricted Subsidiaries taken as a whole are prevented by any such Person from exercising normal control over all or substantially all of the undertaking, assets and revenues of the Guarantor and its Restricted Subsidiaries taken as a whole.

        Section 6.02 Acceleration. (a) If an Event of Default, other than a bankruptcy default with respect to the Company or the Guarantor, occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Guarantor (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the unpaid principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs, the unpaid principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. In this case, the Guarantor will comply with any and all then-applicable Central Bank of Brazil regulations for remittance of funds outside of Brazil.

(b)     The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company, the Guarantor and to the Trustee may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if:

(i)      all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived;

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(ii)     the Company has paid or deposited with the Trustee interest on overdue installments of interest and overdue principal and premium, if any, and Additional Amounts, if any, which has become due otherwise than by such declaration of acceleration;

(iii)     the Company has paid or deposited with the Trustee compensation acceptable to the trustee and reimbursed the expenses, disbursements and advances of the Trustee, its agents and counsel under this Indenture; and

(iv)      the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03     Notices; Other Remedies.

(a)     If any Event of Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee will send notice of the Event of Default to each Holder within 90 days after the Trustee gains knowledge of such Event of Default, unless the Event of Default has been cured; provided that, except in the case of a default in the payment of the principal of, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

(b)     If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of, and interest on (including any Additional Amounts) the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

        Section 6.04   Waiver of Past Defaults. Except a Default in the payment of principal, interest, premium, if any, and Additional Amounts, if any, and except as otherwise provided in Section 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by written notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

       Section 6.05     Control by Majority. Subject to the obligation to provide indemnity satisfactory to the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it against any costs, losses, liabilities and expenses caused by taking or not taking such action.

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   Section 6.06     Limitation on Suits

. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

(a)     the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(b)     Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute such proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

(c)     Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any costs, liabilities or expenses (including, without limitation, the reasonable and documented fees and expenses of its legal counsel) to be Incurred in compliance with such request;

(d)     the Trustee within 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and

(e)     during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a written direction that is inconsistent with such written request.

    Section 6.07     Collection Suit by Trustee. If an Event of Default in payment of principal, or interest (including any Additional Amounts) specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and its legal counsel and any other amounts due the Trustee hereunder.

   Section 6.08    Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due to the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or the Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, administrador judicial, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and its counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

   Section 6.09     Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

(a)     First: to the Trustee and each of the Agents for all amounts due to it hereunder;

(b)     Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

(c)     Third: to the Company or, to the extent the Trustee collects any amounts from the Guarantor, to the Guarantor or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.09.

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    Section 6.10    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Guarantor, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Guarantor, the Trustee and the Holders will continue as though no such proceeding had been instituted.

    Section 6.11     Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates pursuant to this Section 6.11, or a suit by Holders of more than 10% in principal amount of the outstanding Notes except for any proceeding brought before a Brazilian court, in which case the Holder (but not the Trustee) may be required to post a bond to cover legal fees and court expenses.

     Section 6.12     Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

     Section 6.13    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 6.14    Waiver of Stay, Extension or Usury Laws. Each of the Company and the Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. Each of the Company and the Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Article 7
THE TRUSTEE
Section 7.01        General

(a)     The duties and responsibilities of the Trustee are as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article 7.

(b)     Except during the continuance of an Event of Default, (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee and (ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

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(c)     In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(d)     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)     this Section 7.01(d) shall not be construed to limit the effect of Section 7.01(b);

(2)     the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(3)     the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes; and

(4)     no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers

Section 7.02     Certain Rights of Trustee

(a)     The Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.

(b)     Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 11.03 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)     The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)     The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity, satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e)     The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers conferred on it by this Indenture.

(f)     The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g)     In no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

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(h)     Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by forces beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(i)     The Trustee may at any time request that the Company and/or the Guarantor deliver an Officers’ Certificate setting forth the specimen signatures and the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j)     The Trustee may at any time request that any Holder provide the Trustee with an IRS Form W-9 or W-8, as appropriate.

(k)     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent.

(l)     None of the Trustee or any Agent shall have any liability or responsibility with respect to, or obligation or duty to monitor, determine or inquire (i) as to the Company’s or the Guarantor’s compliance with any covenant under this Indenture (other than the covenant to make payment on the Notes) or (ii) as to whether or not any Rating Agency has adjusted the rating of the Notes.

(m)     The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(n)     The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note other evident of indebtedness or other papers or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

   Section 7.03     Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a)     “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)      “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

     Section 7.04     Trustee’s Disclaimer. The Trustee (a) makes no representation as to the validity or adequacy of this Indenture, any offering materials, the Notes or the Note Guarantee; (b) is not accountable for the Company’s use or application of the proceeds from the Notes; and (c) is not responsible for any statement in the Notes other than its certificate of authentication.

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     Section 7.05     Notice of Default. The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default with respect to the Notes unless either (i) a Responsible Officer of the Trustee had actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default has been received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

   Section 7.06     Compensation and Indemnity. (a) Each of the Company and the Guarantor will, jointly and severally, pay each of the Trustee and the Agents compensation as agreed upon in writing between the Company, the Guarantor and the Trustee and the Agents for their services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. Each of the Company and the Guarantor will, jointly and severally, reimburse each of  the Trustee and Agents upon request for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Trustee and/or such the Agent, including the compensation and reasonable and documented expenses of the Trustee’s and such Agent’s agents and counsel.

(b)     Each of the Company and the Guarantor will, jointly and severally, indemnify each of the Trustee and the Agents for, and hold each of them harmless for, from and against, any damage, loss, claim, liability or expense (including, without limitation, the reasonable and documented fees and expenses of its legal counsel) incurred by it without gross negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture by it, the performance of its duties under this Indenture and the Notes and the exercise of its rights hereunder, including the costs and expenses (legal or otherwise) of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers, rights or duties under this Indenture and the Notes.

(c)     To secure the Company’s and the Guarantor’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest (including Additional Amounts) on particular Notes.

(d)     If the Trustee incurs expenses or renders services in connection with an Event of Default as specified herein, the expenses (including, without limitation, the reasonable and documented charges and expenses of its legal counsel per jurisdiction) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, reorganization, insolvency or similar law now or hereafter in effect.

(e)     The obligations of the Company or the Guarantor to make any payment to the Trustee or an Agent in respect of compensation, reimbursement, and/or indemnification shall be an obligation guaranteed by the Guarantor under the Note Guarantee.

(f)     The provisions of this Section 7.06 shall survive the resignation or removal of the Trustee and the termination of this Indenture.

   Section 7.07     Replacement of Trustee. (a) The Trustee may resign at any time by written notice to the Company.

(b)     The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(c)     If the Trustee is no longer eligible under Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(d)    The Company shall remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.09; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting. In addition, the Company may remove the Trustee at any time for any reason to the extent the Company has given the Trustee at least 30 days’ written notice and as long as no Default or Event of Default has occurred and is continuing.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

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(e)     If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may at the cost of the Company petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)     Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will, upon payment of all amounts owed to it under this Indenture, transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its designated corporate trust office.

(g)     Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s and the Guarantor’s obligations under Section 7.06 will continue for the benefit of the retiring Trustee.

    Section 7.08     Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all (including this transaction) of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

   Section 7.09    Eligibility. This Indenture must always have a Trustee that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least U.S.$25,000,000 as set forth in its most recent published annual report of condition and its Corporate Trust Office in The City of New York, New York.

   Section 7.10     Money Held in Trust. The Trustee will not invest and will not be liable for interest on, any money received by it except as it may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

   Section 7.11     Paying and Transfer Agent

(a)     Each Agent accepts its respective obligations set forth herein and in the Notes upon the terms and conditions hereof and thereof, including the following, to all of which the Company agrees and to all of which the rights of the Holders from time to time of the Notes shall be subject:

(i)     Each of the Agents shall be entitled to the compensation to be agreed upon with the Company and the Guarantor in writing for all services rendered by it, and the Company and the Guarantor, jointly and severally, agree promptly to pay such compensation and to reimburse each of the Agents for its reasonable and documented out-of-pocket expenses (including reasonable and documented fees and expenses of its counsel) incurred by it in connection with the services rendered by it hereunder. The Company also agrees to indemnify each of the Agents for, and to hold each of them harmless against, any loss, liability or expense (including, without limitation, the reasonable and documented fees and expenses of its legal counsel) incurred out of or in connection with its acting as Agent of the Company hereunder, except to the extent such loss, liability or expense results from such Agent’s own gross negligence or willful misconduct. The obligations of the Company under this subsection (i) shall survive the payment of the Notes and the resignation or removal of any Agent and/or the termination of this Indenture;

(ii)     In acting under this Indenture and in connection with the Notes, the Agents are each acting solely as agent of the Company and do not assume any obligation towards or relationship of agency or trust for or with any of the Holders except that all funds held by a Paying Agent for the payment of the principal of, interest on (and Additional Amounts, if any, with respect to) the Notes, shall be held in trust by it and applied as set forth herein and in the Notes, but need not be segregated from other funds held by it, except as required by law;

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(iii)     No Agent shall be under any liability for interest on any moneys or to invest any moneys, received by it pursuant to any of the provisions of this Indenture or the Notes or the Note Guarantee;

(iv)     The recitals contained herein and in the Notes shall be taken as the statements of the Company, and each Agent assumes no responsibility for the correctness of the same. No Agent makes any representation as to the validity or sufficiency of this Indenture, the Notes, the Note Guarantee or any offering materials. No Agent shall be accountable for the use or application by the Company of any of the Notes or the proceeds thereof;

(v)     Each Agent shall be obligated to perform such duties and only such duties as are herein and in the Notes specifically set forth, and no implied duties or obligations shall be read into this Indenture or the Notes or the Note Guarantee against such Agent. No Agent shall be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it; and

(vi)     Unless otherwise specifically provided herein or in the Notes, any order, certificate, notice, request, direction or other communication from the Company or the Guarantor made or given under any provision of this Indenture or the Note Guarantee shall be sufficient if signed by an authorized Officer or any duly authorized attorney-in-fact.

Anything in this Section to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Section 8.05.

(b)     Any Agent may at any time resign by giving written notice of its resignation mailed to the Company specifying the date on which its resignation shall become effective; provided that such date shall be at least 60 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Agent, qualified as aforesaid, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Agent and one copy to the successor Agent. Such resignation shall become effective upon the earlier of (i) the effective date of such resignation or (ii) the acceptance of appointment by the successor Agent as provided in Section 7.11(c). The Company may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove an Agent and appoint a successor Agent, qualified as aforesaid, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the Agent being removed and one copy to the successor Agent. An Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of such Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of an Agent and any appointment of a successor Agent shall become effective upon acceptance of appointment by the successor Agent as provided in Section 7.11(c). Upon its resignation or removal, the Agent shall be entitled to the payment by the Company of its compensation for the services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder (including, without limitation, the reasonable and documented fees and expenses of its legal counsel).

(c)     Any successor Agent appointed as provided in Section 7.11(b) shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as such Agent hereunder, and such predecessor, upon payment of its compensation and reasonable and documented out-of-pocket expenses (including, without limitation, the reasonable and documented fees and expenses of its legal counsel) then unpaid, shall pay over to such successor agent all moneys or other property at the time held by it hereunder, if any.

(d)     Any corporation or bank into which any Agent may be merged or converted, or with which any Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which an Agent shall be a party, or any corporation or bank succeeding to all or substantially all of the agency business of the Agent (including this transaction) shall be the successor to such Agent hereunder (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any paper or any further act on the part of any of the parties hereto.

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(e)     Each of the Company and the Guarantor, jointly and severally, undertakes to indemnify any Paying Agent against all losses, liabilities, including any and all tax liabilities, which, for the avoidance of doubt, shall include Brazilian taxes and associated penalties, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of or in connection with the appointment of or the exercise of the powers and duties by the Paying Agent under this Indenture except as may result from its own gross negligence. The Paying Agent shall take all reasonable measures to minimize any such tax liabilities, as instructed in writing by the Company, the Guarantor, the Trustee or a Holder.

(f)     Each of the Company and the Guarantor acknowledges that the Paying Agent makes no representations as to the interpretation or characterization of the transactions herein for tax or any other purpose, in any jurisdiction. Each of the Company and the Guarantor represents that it has fully satisfied itself as to any tax impact of this Indenture before agreeing to the terms herein, and is responsible for any and all federal, state, local, income, franchise, withholding, value added, sales, use, transfer, stamp or other taxes imposed by any jurisdiction in respect of this Indenture.

(g)     Each of the Company and the Guarantor agrees to pay any and all stamp and other documentary taxes or duties that may be payable in connection with the execution, delivery, performance and enforcement of this Indenture by any Paying Agent.

(h)     Each payment in full of principal, redemption amount, Additional Amounts and/or interest payable in respect of any Note made by or on behalf of the Company and/or the Guarantor, as applicable, to or to the order of the Paying Agent in the manner specified herein on the date due shall be valid and effective to satisfy and discharge the obligation of the Company and/or the Guarantor, as applicable, to make payment of principal, redemption amount, Additional Amounts and/or interest payable under the Notes on such date, provided, however, that the liability of the Paying Agent hereunder shall not exceed any amounts paid to it by the Company and/or the Guarantor, as applicable, or held by it, on behalf of the Holders under this Indenture; and provided further that, in the event that there is a default by the Paying Agent in any payment of principal, redemption amount, Additional Amounts and/or interest in respect of any Note, the Company and/or the Guarantor, as applicable, shall pay on demand such further amounts as will result in receipt by the Holder of such amounts as would have been received by it had no such default occurred.

(i)     Notwithstanding anything to the contrary contained in this Indenture, the Company and any Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder without any liability therefor.

Article 8
DEFEASANCE AND DISCHARGE

Section 8.01     Discharge of Company’s and the Guarantor’s Obligations. The Company’s obligations under the Notes and this Indenture, and the Guarantor’s obligations under the Note Guarantee (except as to surviving rights, powers, trust, duties, immunities and indemnities of the Trustee and Agents and the obligations of the Company and the Guarantor in connection therewith or registration of transfer or exchange of the Notes, in each case, as expressly provided for in this Indenture), will terminate if:

(a)     either

(i)     all Notes previously authenticated and delivered (other than (1) destroyed, lost or stolen Notes that have been replaced or (2) Notes that are paid pursuant to Section 4.01 or (3) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all other sums payable by the Company under this Indenture; or

(ii)    all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations in U.S. Dollars or a combination thereof sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder and no Event of Default has occurred and is continuing on the date of the deposit; and

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(b)     the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case, stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

(c)     After satisfying the conditions in clauses (a) and (b) above, the Trustee, upon request, will acknowledge in writing the discharge of the Company’s and the Guarantor’s obligations under the Notes and this Indenture and the Note Guarantee other than the surviving obligations specified above.

Section 8.02     Legal Defeasance. After the 123rd day following the deposit referred to in clause (a) below, each of the Company and the Guarantor will be deemed to have paid and will be discharged from its obligations in respect of the Notes and this Indenture and the Note Guarantee, other than their respective obligations in Article 2 and Section 3.01, 4.01, 4.02, 7.06, 7.07, 7.11(a)(i), 8.05 and 8.06, provided the following conditions have been satisfied:

(a)     The Company or the Guarantor has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

(b)     No Event of Default has occurred and is continuing on the date of the deposit or occurs at any time during the 123-day period following the deposit.

(c)     The deposit will not result in a breach or violation of, or constitute a Default under, this Indenture or any other agreement or instrument to which the Company or the Guarantor is a party or by which it is bound.

(d)     The Company or the Guarantor has delivered to the Trustee:

(i)     either (x) a ruling received from the Internal Revenue Service to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of this Indenture, to the same effect as the ruling described in clause (x);

(ii)     an Opinion of Counsel from the Grand Duchy of Luxembourg, the Federative Republic of Brazil and any other jurisdiction in which the Company or the Guarantor is organized or is resident for tax purposes, and any other jurisdiction in which the Company or the Guarantor is conducting business in a manner which causes the Holders to be liable for taxes on payments under the Notes for which they would not have been so liable but for such conduct of business in such other jurisdiction, to the effect that the Holders will not recognize income, gain or loss in the relevant jurisdiction as a result of such deposit and the defeasance and will be subject to taxes in the relevant jurisdiction (including withholding taxes) (as applicable) on the same amount and in the same manner and at the same times as would otherwise have been the case if such deposit and defeasance had not occurred.

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(e)     The Company or the Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

After the end of the 123-day period and upon satisfaction of the conditions described in this Section 8.02, the Trustee upon written request will acknowledge in writing the legal defeasance of the Notes.

Section 8.03     Covenant Defeasance. After the 123rd day following the deposit referred to in Section 8.03(a), the Company and the Guarantor will be discharged from their obligations set forth in Section 4.06 through 4.17, inclusive, Article 5 (except Article 5(a)(i) and Article 5(a)(iv)), will terminate, and failure to comply with such obligations will no longer constitute Events of Default, provided that the following conditions have been satisfied:

(a)     The Company or the Guarantor has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

(b)     No Event of Default has occurred and is continuing on the date of the deposit or occurs at any time during the 123-day period following the deposit.

(c)     The deposit will not result in a breach or violation of, or constitute a Default under, this Indenture or any other agreement or instrument to which the Company or the Guarantor is a party or by which it is bound.

(d)     The Company or the Guarantor has delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

(e)     The Company or the Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the covenant defeasance have been complied with.

Except as specifically stated above, none of the Company’s or the Guarantor’s other obligations under this Indenture will be discharged.

Section 8.04     Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and this Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.05     Repayment to Company. Subject to Section 7.06, 8.01, 8.02 and 8.03, the Trustee and the Paying Agents will promptly pay to the Company upon written request any excess money held by the Trustee and the Paying Agents at any time and thereupon be relieved from all liability with respect to such money. The Trustee or such Paying Agent will pay to the Company upon written request any money held for payment with respect to the Notes that remains unclaimed for two years; provided that before making such payment the Trustee or such Paying Agent shall at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee and the Paying Agents with respect to such money will cease.

Section 8.06     Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and the Guarantor’s obligations under this Indenture and the Notes and the Note Guarantee will be reinstated as though no such deposit in trust had been made. If the Company or the Guarantor makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, they will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

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Article 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01     Amendments without Consent of Holders. The Company, the Guarantor and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder or other party hereto and thereto:

(i)     to cure any ambiguity, defect or inconsistency in this Indenture or the Notes;

(ii)    to comply with Article 5;

(iii)   to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;

(iv)   to provide for uncertificated Notes in addition to or in place of Certificated Notes;

(v)    to provide for or confirm the issuance of Additional Notes;

(vi)   to make any other change that does not materially adversely affect the rights of any Holder or to conform this Indenture to the “Description of the Notes” in the Offering Memorandum as set forth in an Officers’ Certificate; or

(vii)   to provide for the substitution of the Company.

Section 9.02     Amendments with Consent of Holders. (a) Except as otherwise provided in Section 6.02 or Section 9.02(b), the Company, the Guarantor and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes may waive future compliance by the Company or the Guarantor with any provision of this Indenture or the Notes.

(b)     Notwithstanding the provisions of Section 9.02(a), without the consent of each Holder affected, an amendment or waiver may not:

(i)     reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note;

(ii)    reduce the rate of or change the Stated Maturity of any interest payment on any Note;

(iii)   reduce the amount payable upon the redemption of any Note in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which the Note must thereupon be redeemed;

(iv)   after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;

(v)    make any Note payable in currency other than that stated in the Note or at a place of payment other than that stated in the Notes;

(vi)   impair the contractual right as set forth in this Indenture of any Holder to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment; or

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(vii)   make any change in the percentage of the principal amount of the Notes required for amendments or waivers.

(c)     It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d)     An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

Section 9.03     Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b)     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may request the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04     Trustee’s Rights and Obligations. In signing any amendment or supplement, the Trustee shall receive, and will be fully protected in relying upon, an Officers’ Certificate of the Company and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture. If the Trustee has received such Officers’ Certificate or Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.

Article 10
GUARANTEE

Section 10.01     The Note Guarantee. Subject to the provisions of this Article, the Guarantor hereby fully, irrevocably and unconditionally guarantees to each Holder and the Trustee all of the obligations of the Company pursuant to the Notes, including the full and prompt payment of principal and interest on the Notes, and all other payment obligations of the Company under this Indenture, when and as the same become due and payable, whether at Stated Maturity, upon redemption or repurchase, by declaration of acceleration or otherwise, including any Additional Amounts required to be paid in connection with certain taxes. Any obligation of the Company to make a payment may be satisfied by causing the Guarantor to make such payment. The Guarantor will comply with all then-applicable Central Bank of Brazil regulations to legally effect any payments under its Note Guarantee.

Section 10.02     Guarantee Unconditional. The obligations of the Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(a)     any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise;

(b)     any modification or amendment of or supplement to this Indenture or any Note;

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(c)     any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;

(d)     the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions; provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e)     any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under this Indenture; or

(f)     any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor’s obligations hereunder.

Section 10.03     Discharge; Reinstatement. Subject to Section 10.09, the Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest (including Additional Amounts, if any) on the Notes and all other amounts payable by the Company under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest (including Additional Amounts, if any) on any Note or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04     Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person. The Guarantor unconditionally and irrevocably waives any and all rights provided under Articles 333, sole paragraph, 364, 366, 821, 829, 834, 835 and 837 through 839 of the Brazilian Civil Code and Article 595 of the Brazilian Civil Procedure Code.

Section 10.05     Subrogation. Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor will be subrogated to the rights of the payee against the Company with respect to such obligation.

Section 10.06     Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantor hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07     Limitation on Amount of Guarantee. Notwithstanding anything to the contrary in this Article, the Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of the Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the laws of Brazil, the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under the Note Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the laws of Brazil, the United States Bankruptcy Code or any comparable provision of state law.

Section 10.08     Execution and Delivery of Guarantee. To evidence its Note Guarantee set forth in Section 10.01, the Guarantor agrees that a notation of such Note Guarantee (the “Notation of Guarantee”) substantially in the form attached to this Indenture as Exhibit A shall be endorsed by two Officers of the Guarantor by manual or facsimile signature on each Note authenticated and delivered by the Trustee and this Indenture shall be executed on behalf of the Guarantor.  The Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a Notation of Guarantee.  If an Officer whose signature is on this Indenture or on the Notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantor.

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Section 10.09     Release of Guarantee. The Note Guarantee of the Guarantor will terminate upon:

(a)     a consolidation or merger of the Guarantor where the Guarantor is not the surviving Person, or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture, provided that the provisions of Article 5(a)(i)(y) of this Indenture in relation to the Note Guarantee and the Notes by the relevant resulting, surviving or transferee Person have been complied with;

(b)     legal defeasance or discharge of the Notes, as provided in Article 8.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel that all conditions precedent to the release of the Guarantor have been complied with, the Trustee will execute any documents reasonably requested by the Company in writing in order to evidence the release of the Guarantor from its obligations under the Note Guarantee.

Article 11
MISCELLANEOUS
Section 11.01     Holder Communications; Holder Actions

(a)     The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act. Neither the Company, the Guarantor nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b)      (i)     Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(ii)      The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c)     Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to this paragraph (c), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d)     The Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date.

Section 11.02     Notices. (a) Any notice, request, instruction, document, or communication shall be in English and in writing and delivered in Person, by facsimile, electronic transmission, overnight courier or mailed by first-class mail, postage prepaid, addressed as follows:

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if to the Company or the Guarantor:

c/o Cosan S.A.
Av. Brigadeiro Faria Lima, 4100 – 16th Floor
04538-132, São Paulo – SP
Brazil
Attention: Rodrigo Araujo Alves
Email: Rodrigo.Araujo@cosan.com

With copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
USA
Attention: Manuel Garciadiaz, Esq.
Facsimile: (212) 701-5428

and

Cosan Luxembourg S.A.
6, rue Eugène Ruppert, L-2453
Luxembourg, Grand Duchy of Luxembourg
Attention: Board of Directors of Cosan Luxembourg S.A.,

if to the Trustee, Paying Agent, Registrar and Transfer Agent:

U.S. Bank Trust Company, National Association
100 Wall Street, Suite 600
New York, New York 10005
USA
Attention: Corporate Trust Office

The Company and the Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. All notices and communications to the Trustee or any Agent shall be deemed to have been duly given upon actual receipt thereof by such party. All other notices and communications (other than those sent to Holders) will be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

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(b)     Any notice or communication to a Holder of a Global Note will be delivered to DTC in accordance with its customary procedures.  Any notice or communication to a Holder of a Certificated Note will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Failure to give a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.  Copies of any notice or communication to a Holder, if given by the Company, will be given to the Trustee at the same time. Neither the failure to give any notice or communication to any particular Holder, nor any defect in a notice or communication given to any particular Holder will affect its sufficiency with respect to other Holders.

(c)     Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

(d)     The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder (collectively, “Electronic Means”); provided, however, that the Company and/or the Guarantor, as applicable, shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company and/or the Guarantor, as applicable, whenever a person is to be added or deleted from the listing.  If the Company and/or the Guarantor, as applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling.  The Company and the Guarantor understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer.  The Company and the Guarantor shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company, the Guarantor and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company and/or the Guarantor, as applicable.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction.  The Company and the Guarantor agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company and/or the Guarantor, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 11.03     Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company or the Guarantor, as applicable, will furnish to the Trustee:

(a)     an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)     an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 11.04     Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a)     a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(b)     a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(c)    a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

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(d)    a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 11.05     Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 11.06     Governing Law. This Indenture, including any Note Guarantee, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. For the avoidance of doubt, the application of the provisions set out in articles 470-1 to 470-19 (inclusive) of the Luxembourg law on commercial companies dated August 10, 1915, as amended, is excluded.

Section 11.07     Submission to Jurisdiction; Agent for Service; Waiver of Immunities

(a)     Each of the Company and the Guarantor agrees that any suit, action or proceeding against any of them brought by any Holder or the Trustee arising out of or based upon this Indenture or the Notes or the Note Guarantee may be instituted in any state or Federal court in the Borough of Manhattan in The City of New York, New York, and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and any claim that any such suit, action or proceeding brought in such courts, has been brought in an inconvenient forum and any right to which the Company or the Guarantor may be entitled on account of place of residence or domicile. The Company hereby and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Company and the Guarantor agrees that final judgment in any such suit, action or proceeding brought in such a court will be conclusive and binding on it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment, provided, that service of process is effected upon the Company or the Guarantor in the manner specified in Section 11.07(b) or as otherwise permitted by law.

(b)     By the execution and delivery of this Indenture or any amendment or supplement hereto, each of the Company and the Guarantor hereby (i) acknowledges that it has designated and appointed Cogency Global Inc. (“Authorized Agent”) located at 10 E. 40th Street, 10th Floor, New York, NY 10016, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, the Notes, this Indenture or the Note Guarantee, that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that the Authorized Agent has accepted such designation, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon the Authorized Agent shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such suit, action or proceeding. Each of the Company and the Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Authorized Agent in full force and effect so long as this Indenture shall be in full force and effect; provided that the Company and the Guarantor may and shall (to the extent the Authorized Agent ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 11.07 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Company and the Guarantor or (y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 11.07. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the written request of any Holder, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company and the Guarantor appointed and acting in accordance with this Section 11.07.

(c)     To the extent that the Company or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Company and the Guarantor hereby irrevocably waives such immunity in respect of their obligations under this Indenture and the Notes or the Note Guarantee, to the extent permitted by law.

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(d)      EACH OF THE COMPANY, THE GUARANTOR, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 11.08     Judgment Currency

(a)     U.S. Dollars are the sole currency of account and payment for all sums due and payable by the Company and the Guarantor under this Indenture, the Notes and the Note Guarantee. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in U.S. Dollars into another currency, the Company and the Guarantor will agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the applicable payee determines a Person could purchase U.S. Dollars with such other currency in New York, New York, on the Business Day immediately preceding the day on which final judgment is given.

(b)     The obligation of the Company and the Guarantor in respect of any sum due to any Holder or the Trustee in U.S. Dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than U.S. Dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency such Holder or Trustee may in accordance with normal banking procedures purchase U.S. Dollars in the amount originally due to such Person with the judgment currency. If the amount of U.S. Dollars so purchased is less than the sum originally due to such Person, each of the Company and the Guarantor agrees, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against the resulting loss; and if the amount of U.S. Dollars so purchased is greater than the sum originally due to such Person, such Person will, in the case of a Holder, by accepting a Note, be deemed to have agreed to repay such excess.

Section 11.09     No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 11.10     Successors. All agreements of the Company or the Guarantor in this Indenture, the Notes and the Note Guarantee will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

Section 11.11     Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.12     Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.13     Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 11.14     No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company or the Guarantor, as such, will have any liability for any obligations of the Company or the Guarantor under the Notes, this Indenture or the Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under U.S. securities laws and it is the view of the Commission that such a waiver is against public policy.

Section 11.15     USA PATRIOT Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee and Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and Agents. Accordingly, each of the parties agree to provide to the Trustee and Agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and Agents to comply with Applicable Law.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

COSAN LUXEMBOURG S.A.

By:	/s/ Rodrigo Araujo Alves
Name: Rodrigo Araujo Alves
Title: Class A Director

By:	/s/ Kathryn Spasova
Name: Kathryn Spasova
Title: Director, Class B

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

COSAN S.A.

By:	/s/ Nelson Roseira Gomes Neto
Name: Nelson Roseira Gomes Neto
Title: Chief Executive Officer

By:	/s/ Rodrigo Araujo Alves
Name: Rodrigo Araujo Alves
Title: Chief Financial and Investor Relations Officer

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U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee, Paying Agent, Registrar and Transfer Agent

By:	/s/ Michelle Mena-Rosado
Name: Michelle Mena-Rosado
Title: Vice President

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EXHIBIT A

[FACE OF NOTE]

COSAN LUXEMBOURG S.A.

Up to U.S.$ 600,000,000 7.250% Senior Note Due 2031

U.S. Global Note:

CUSIP: 22112EAE8

ISIN: US22112EAE86

Common Code: 275810851

Offshore Global Note:

CUSIP: L20041AG1

ISIN: USL20041AG11

Common Code: 275771155

No. [R-1 / S-1]                                                                                                                U.S.$[•]

COSAN LUXEMBOURG S.A., a public limited liability company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 175.646 (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of [•] U.S. DOLLARS (U.S.$[•]) [or such other amount as indicated on the Schedule of Increases and Decreases in Global Note attached hereto] on June 27, 2031.

Interest Rate: 7.250% per annum.

Interest Payment Dates: June 27 and December 27, commencing on June 27, 2024.

Regular Record Dates: June 25 and December 25.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

A-1

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

COSAN LUXEMBOURG S.A.

By:
Name:
Title:

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:
Name:
Title:

This is one of the Notes referenced in the within-mentioned Indenture.

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[FORM OF REVERSE SIDE OF NOTE]

COSAN LUXEMBOURG S.A.

7.250% Senior Note Due 2031

1.            Principal and Interest

The Company promises to pay the principal of this Note on June 27, 2031.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 7.250% per annum.

Interest will be payable semi-annually (to the Holders of record of the Notes at the close of business on June 25 or December 25 immediately preceding the corresponding Interest Payment Date) on each Interest Payment Date, commencing June 27, 2024.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% per annum in excess of the rate per annum borne by this Note. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 14th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 14 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.              Indenture; Note Guarantee; Replacement and Substitution of the Company

This is one of the Notes issued under an Indenture dated as of January 26, 2024 (as amended from time to time, the “Indenture”), among the Company, the Guarantor and U.S. Bank Trust Company, National Association, as Trustee, Paying Agent, Registrar and Transfer Agent. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture, as may be amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are unsecured unsubordinated obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to U.S.$600,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.

This Note is fully, unconditionally and irrevocably guaranteed as set forth in the Indenture. In addition, the terms of the Indenture provide for the replacement and substitution of the Company as the issuer thereunder without the consent of the Holders.

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3.            Redemption and Repurchase; Discharge Prior to Redemption or Maturity

This Note may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

This Note shall be redeemable at the option of the Company under certain circumstances described in Sections 3.02 through 3.04 and Section 3.11(e) of the Indenture. This Note may be redeemable for tax reasons as described in Section 3.05.

Additional Amounts will be paid in respect of any payments of interest or principal so that the amount a Holder receives after applicable withholding tax, will equal the amount that the Holder would have received if no withholding tax had been applicable, to the extent described in Section 3.01.

If the Company deposits with the Trustee money and/or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.             Registered Form; Denominations; Transfer; Exchange

The Notes are in registered form without coupons in minimum denominations of U.S.$200,000 principal amount and any multiple of U.S.$1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.              Defaults and Remedies

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy default with respect to the Guarantor or the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity or security satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.              Amendment and Waiver

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency if such amendment or supplement does not adversely affect the interests of the Holders in any material respect.

7.              Authentication

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.            Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York. Reference is hereby made to the further provisions of governing law, submission to jurisdiction, agent for service, waiver of immunities and judgment currency set forth in the Indenture, which will for all purposes have the same effect as if set forth herein.

9.              Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

A-4

NOTATION OF GUARANTEE

For value received, the Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of dated as of January 26, 2024 (as amended from time to time, the “Indenture”), among Cosan Luxembourg S.A. (the “Company”), the Guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), paying agent, registrar and transfer agent (a) the due and punctual payment of the principal of, premium, if any, and interest and any Additional Amounts on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity (as defined in the Indenture), by acceleration or otherwise. The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this Notation of Guarantee to be duly executed.

[NAME OF GUARANTOR]

By:
Name:
Title:

By:
Name:
Title:

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[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES
BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to the date [which is one year after the original issue date of the Notes,]1 [which is on or prior to the 40th day after the Closing Date (as defined in the Indenture governing the Notes),]2, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐              (1)              This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the U.S. Securities Act of 1933, as amended, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

☐              (2)              This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the U.S. Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Indenture is being furnished herewith.

or

☐              (3)              This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

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If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

[1] Include in Rule 144A Note.
[2] Include in Regulation S Note.

NOTICE: The signature to this assignment must
correspond with the name as written upon the
face of the within-mentioned instrument in every
particular, without alteration or any change
whatsoever.

Signature Guarantee:[3]	By
To be executed by an executive officer

3  Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of

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OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.12 of the Indenture, check the box:              ☐

If you wish to have all of this Note purchased by the Company pursuant to Section 4.13 of the Indenture, check the box:              ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.12 or Section 4.13 of the Indenture, state the amount (in original principal amount) below:

U.S.$

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:[4]
A-8

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

The following increases and decreases in this Global Note have been made:

Date of increase or decrease	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee
4  Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
A-9

EXHIBIT B

RESTRICTED LEGEND

[Include if Note is a U.S. Global Note, or a Note issued in exchange therefor, as required under the Indenture: THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE REOFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY OR ANY SUBSIDIARY THAT (A) THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT, (IV) TO THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THIS LEGEND MAY ONLY BE REMOVED AT THE OPTION OF THE COMPANY.]

[Include if Note is an Offshore Global Note, or a Note issued in exchange therefor, in accordance with the Indenture: “THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS NOTE.”]

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EXHIBIT C

DTC LEGEND

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY (“DTC”), TO THE ISSUER NAMED HEREIN (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE IN WHOLE SHALL BE LIMITED TO TRANSFERS TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF THIS GLOBAL NOTE IN PART SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE AND REFERRED TO ON THE REVERSE HEREOF.

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EXHIBIT D

REGULATION S CERTIFICATE

                            , ____

U.S. Bank Trust Company, National Association
100 Wall Street, Suite 600
New York, New York 10005
USA
Attention: Corporate Trust Office

Re:       COSAN LUXEMBOURG S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 175.646 (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the indenture dated as of January 26, 2024 (the “Indenture”), among the Company, Cosan S.A. and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), paying agent, registrar and transfer agent.  Terms are used in this Certificate shall have the meanings set forth in the Indenture or Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐  A.              This Certificate relates to our proposed transfer of U.S.$              principal amount of the Company’s 7.250% Senior Notes due 2031 (the “Notes”) represented by a U.S. Global Note (CUSIP:  22112EAE8) for an equal beneficial interest in the Offshore Global Note (CUSIP: L20041AG1). We hereby certify as follows:

1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf, has made any directed selling efforts in the United States with respect to the Notes;

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

5.	If we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

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☐  B.              This Certificate relates to our proposed exchange of U.S.$              principal amount of the Company’s 7.250% Senior Notes due 2031 (the “Notes”) represented by a U.S. Global Note (CUSIP: 22112EAE8) for an equal beneficial interest in the Offshore Global Note (CUSIP: L20041AG1). We hereby certify as follows:

1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad;

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either at the time our buy order was originated, we were outside the United States or the transaction was executed in, on or through the facilities of a designated offshore securities market, and we did not pre-arrange the transaction in the United States.; and

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:

Date:

Signature Guarantee:[5]
5  Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
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EXHIBIT E

RULE 144A CERTIFICATE

                            ,____

U.S. Bank Trust Company, National Association
100 Wall Street, Suite 600
New York, New York 10005
USA
Attention: Corporate Trust Office

Re:       COSAN LUXEMBOURG S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 175.646 (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the indenture dated as of January 26, 2024 (the “Indenture”), among the Company, Cosan S.A. and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), paying agent, registrar and transfer agent.  Terms are used in this Certificate shall have the meanings set forth in the Indenture or Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

☐  A.              This Certificate relates to our proposed transfer of U.S.$ principal amount of the Company’s 7.250% Senior Notes due 2031 (the “Notes”) represented by an Offshore Global Note (CUSIP:  L20041AG1) for an equal beneficial interest in the U.S. Global Note Global Note (CUSIP: 22112EAE8). We hereby certify as follows:

☐  B.              This Certificate relates to our proposed exchange of U.S.$ principal amount of the Company’s 7.250% Senior Notes due 2031 (the “Notes”) represented by an Offshore Global Note (CUSIP:  L20041AG1) for an equal beneficial interest in the U.S. Global Note Global Note (CUSIP: 22112EAE8). We hereby certify as follows:

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than U.S.$100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of , 20___, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) to the extent that the Company is not then subject to Section 13 or 15(d) of the Exchange Act, or is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act or have determined not to request such information.

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You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:

Date:

Signature Guarantee:[6]

6  Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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